REVOLVING CREDIT AGREEMENT

                          dated as of January 22, l998


                                      among


                  FIRST WASHINGTON REALTY LIMITED PARTNERSHIP,
                                  as Borrower,



                            UNION BANK OF SWITZERLAND
                               (New York Branch),
                                    as Bank,


                                       and


                            UNION BANK OF SWITZERLAND
                               (New York Branch),
                             as Administrative Agent

                  REVOLVING CREDIT AGREEMENT dated as of January ___, 1998 among FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Maryland ("Borrower"), UNION BANK OF SWITZERLAND (New York Branch), as agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), and UNION BANK OF SWITZERLAND (New York Branch) (in its individual capacity and not as Administrative Agent, "UBS"; UBS and the lenders who from time to time become Banks pursuant to Sections 3.07 or 12.05, and, if applicable, any of the foregoing lenders' Designated Lender, each a "Bank" and collectively, the "Banks").

     Borrower desires that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit on the terms and conditions hereinafter set forth. Accordingly, Borrower, each Bank and Administrative Agent agree as follows:


ARTICLE I.                                                DEFINITIONS, ETC.

          Section 1.01                      Definitions.
----------                                  -----------

     As used in this Agreement the following terms have the following meanings (except as otherwise provided, terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

               "Additional Costs" has the meaning specified in Section 3.01.

               "Administrative Agent" has the meaning specified in the preamble.

               "Administrative Agent's Office" means Administrative Agent's address located at 299 Park Avenue, New York, NY 10171, or such other address in the United States as Administrative Agent may designate by notice to Borrower and the Banks.

                  "Affiliate" means, with respect to any Person (the "first Person"), any other Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person; or (2) 10% or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Revolving Credit Agreement.

                  "Anchor Stores"; "Anchors" means, for each Property, those stores to be owned or leased and occupied and operated by major store operators approved by Administrative Agent, and which, together with the Improvements on such Property, shall be operated as an integrated shopping center on such Property; the major store operators owning and operating such stores pursuant to the applicable REA.

                  "Annual NOI" means, at any time, the aggregate Net Operating Income for all Properties for the preceding four calendar quarters.

                  "Applicable Lending Office" means, for each Bank and for its LIBOR Loan, Bid Rate Loan(s) or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan, Bid Rate Loan(s) or Base Rate Loan, as applicable, is to be made and maintained.

     "Applicable Margin" means, with respect to Base Rate Loans and LIBOR Loans, the respective rates per annum determined, at any time, based on Borrower's Credit Rating at the time, in accordance with the following table, subject to possible adjustment in accordance with the definition of "Borrower's Credit Rating" set forth in this Section 1.01. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin.

===============================================================================
Borrower's Credit Rating
S&P/Moody's/Duff &
Phelps/Fitch Ratings)                  Applicable Margin      Applicable Margin
                                      for Base Rate Loans      for LIBOR Loans
                                         (% per annum)          (%per annum)
-------------------------------------------------------------------------------
A-/A3/A-/A- or higher                        0.00                   0.70
-------------------------------------------------------------------------------
BBB+/Baa1/BBB+/BBB+                          0.00                   0.80
-------------------------------------------------------------------------------
BBB/Baa2/BBB/BBB                             0.00                   0.90
-------------------------------------------------------------------------------
BBB-/Baa3/BBB-/BBB- or below, or unrated     0.00                   1.00
===============================================================================

                  "Assignee" has the meaning specified in Section 12.05.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT E, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 12.05.

                  "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT A.

     "Available Total Loan Commitment" has the meaning specified in Section 2.01(b).

                  "Bank" and "Banks" have the respective meanings specified in the preamble; provided, however, that the term "Bank" shall exclude each Designated Lender when used in reference to a Ratable Loan, the Loan Commitments or terms relating to the Ratable Loans and the Loan Commitments.

                  "Bank Parties" means Administrative Agent and the Banks.

                  "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, a Bid Rate Loan, an Interest Period with respect to a LIBOR Loan or a Bid Rate Loan, or notice with respect to a LIBOR Loan or Bid Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

                  "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus one-half percent (.50%) or (2) the Prime Rate for such day.

                  "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Ratable Loan which shall accrue interest at a rate determined in relation to the Base Rate.

                  "Bid Borrowing Limit" means the lesser of 50% of the Total Loan Commitment or Seventeen Million Dollars ($17,000,000).

                  "Bid Rate Loan" has the meaning specified in Section 2.01(c).

                  "Bid Rate Loan Note" has the meaning specified in
Section 2.08.

                  "Bid Rate Quote" means an offer by a Bank to make a Bid Rate Loan in accordance with Section 2.02.

                  "Bid Rate Quote Request" has the meaning specified in
Section 2.02(a).

                  "Borrower" has the meaning specified in the preamble.

                  "Borrower's   Accountants"   means  such  accounting   firm(s)
selected by Borrower and reasonably acceptable to Administrative Agent.

                  "Borrower's Credit Rating" means the lower of the S&P and Moody's ratings, if these are the only two (2) ratings (provided, however, that in the event the ratings by S&P and Moody's are greater than one-half (1/2) step apart, the Applicable Margin shall be the average of the Applicable Margins corresponding to such S&P and Moody 's ratings) or the lower of the two (2) highest ratings if one (1) of these two (2) highest ratings is from either S&P or Moody's and if, in addition to S&P and Moody's, there exist ratings by either or both of Duff & Phelps and Fitch (provided, however, if Duff & Phelps and Fitch are the two (2) highest ratings, then "Borrower's Credit Rating" shall be the higher of the S&P and Moody's ratings) assigned from time to time by, respectively, S&P, Moody's, Duff & Phelps and Fitch to Borrower's unsecured and unsubordinated long term indebtedness. Unless such indebtedness of Borrower is and continues to be rated by both S&P and Moody's, "Borrower's Credit Rating" shall be considered unrated for purposes of determining both the Applicable Margin and the commitment/facility fee required by Section 2.07.

                  "Borrower's Share of UJV Outstanding Indebtedness" means the sum of the indebtedness of each of the UJVs contributing to UJV Outstanding Indebtedness multiplied by Borrower's respective beneficial fractional interests in each such UJV.

                  "Borrowing Base" means an amount, effective for any period of time, equal to the quotient, recomputed as of, and effective for the three
(3)-month period commencing with, the first day of each January, April, July and October, of (1) Annual NOI for the four calendar quarters immediately preceding such recomputation date divided by (2) 16%.

                  "Capitalization Value" means, at any time, the sum of (1) Combined EBITDA, for the four most recently ended calendar quarters (except that for purposes of this definition, the aggregate contribution to Combined EBITDA from leasing commissions and management and development fees shall not exceed 5% of Combined EBITDA), capitalized at a rate of 9.50% per annum, (2) Borrower's beneficial share of unrestricted cash and marketable securities of Borrower and its Consolidated Businesses and UJVs, at such time, as reflected in the FW Consolidated Financial Statements, and (3) without duplication, the cost basis of properties of Borrower under construction as certified by Borrower, such certificate to be accompanied by all appropriate documentation supporting such figure.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Center Ridge" means the property owned by Borrower located in Centreville, Virginia, together with the Improvements thereon.

                  "Closing Date" means the date this Agreement has been executed by all parties.

                  "Code" means the Internal Revenue Code of 1986.

                  "Combined EBITDA" means, for any period of time, (1) revenues less operating costs before Interest Expense, income taxes, depreciation and amortization and extraordinary items (including, without limitation, non-recurring items such as gains or losses from asset sales) and adjusted for non-cash revenue attributable to straight lining of rents for Borrower and its beneficial interest in its Consolidated Businesses, plus (2) Borrower's beneficial interest in revenues less operating costs before Interest Expense, income taxes, depreciation and amortization and extraordinary items (including, without limitation, non-recurring items such as gains or losses from asset sales) and adjusted for non-cash revenue attributable to straight lining of rents (after eliminating appropriate intercompany amounts) applicable to each of the UJVs (to the extent not included above) in all cases as reflected in the FW Consolidated Financial Statements.

     "Commitment Fee Rate" means the rate per annum determined, at any time, based on Borrower's Credit Rating in accordance with the following table. Any change in Borrower's Credit Rating which causes it to move into a different range on the table shall effect an immediate change in the Commitment Fee Rate.



Borrower's Credit Rating                                   Commitment Fee Rate
(S&P/Moody's/Duff & Phelps/Fitch Ratings)                     (% per annum)

A-/A3/A-/A- or higher                                                 0.15

BBB+/Baa1/BBB+/BBB+                                                   0.15

BBB/Baa2/BBB/BBB                                                      0.20

BBB-/Baa3/BBB-/BBB- or below, or unrated                              0.20


                  "Consolidated Businesses" means, collectively, each Affiliate of Borrower who is or should be included in the FW Consolidated Financial Statements in accordance with GAAP.

                  "Consolidated Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money, secured or unsecured, of Borrower and all indebtedness and liability for borrowed money, secured or unsecured, attributable to Borrower's beneficial interest in its Consolidated Businesses, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness secured by cash and cash equivalent securities, all as reflected in the FW Consolidated Financial Statements.

                  "Contingent Liabilities" means the sum of (1) those liabilities, as determined in accordance with GAAP, set forth and quantified as contingent liabilities in the notes to the FW Consolidated Financial Statements and (2) contingent liabilities, other than those described in the foregoing clause (1), which represent direct payment guaranties of Borrower; provided, however, that Contingent Liabilities shall exclude contingent liabilities which represent the "Other Party's Share" of "Duplicated Obligations" (as such quoted terms are hereinafter defined). "Duplicated Obligations" means, collectively, all those payment guaranties in respect of Debt of UJVs for which Borrower and another party are jointly and severally liable, where the other party's unsecured and unsubordinated long-term indebtedness has been assigned a credit rating of BBB- or better by S&P or Baa3 or better by Moody 's. "Other Party's Share" means such other party's fractional share of the obligation under the UJV in question.

                  "Continue",   "Continuation"  and  "Continued"  refer  to  the
continuation pursuant to Section 2.11 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.11 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Ratable Loan from one Applicable Lending Office to another.

                  "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4)
obligations under letters of credit issued for the account of any Person; (5) all obligations arising under bankers' or trade acceptance facilities; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means a rate per annum equal to: (1) with respect to Base Rate Loans, a variable rate 4% above the rate of interest then in effect thereon (including the Applicable Margin); and (2) with respect to LIBOR Loans and Bid Rate Loans, a fixed rate 4% above the rate(s) of interest in effect thereon (including the Applicable Margin or the LIBOR Bid Margin, as the case may be) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate 4% above the rate of interest for a Base Rate Loan (including the Applicable Margin).

                  "Designated  Lender" means a special purpose  corporation that
(i) shall have become a party to this  Agreement  pursuant to Section  12.16 and
(ii) is not otherwise a Bank.

                  "Designating Lender" has the meaning specified in
Section 12.16.

                  "Designation Agreement" means an agreement in substantially the form of EXHIBIT J, entered into by a Bank and a Designated Lender and accepted by Administrative Agent.

                  "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Duff & Phelps" means Duff & Phelps Credit Rating Company.

                  "Elect", "Election" and "Elected" refer to elections, if any, by Borrower pursuant to Section 2.11 to have all or a portion of an advance of the Ratable Loans be outstanding as LIBOR Loans.

                  "Engineering   Consultant"   means  the  firm   designated  by
Administrative Agent from time to time for any Property.

                  "Environmental Discharge" means any material discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

                  "Environmental Law" means any applicable Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person
(1) affecting or relating to Borrower's or Guarantor's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower or Guarantor, (2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any Property or at any of Borrower's or Guarantor's other locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such Property, location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

                  "Equity Value" means, at any time, Capitalization Value less Total Outstanding Indebtedness.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower or Guarantor or is under common control (within the meaning of Section 414(c) of the Code) with borrower or Guarantor or is required to be treated as a single employer with Borrower or Guarantor under Section 414(m) or 414(o) of the Code.

                  "Event of Default" has the meaning specified in Section 9.01.

     "Facility Fee Rate" means the rate per annum determined, at any time, based on Borrower's Credit Rating in accordance with the following table. Any change in Borrower's Credit Rating which causes it to move into a different range on the table shall effect an immediate change in the Facility Fee Rate.



Borrower's Credit Rating                                     Facility Fee Rate
(S&P/Moody's/Duff & Phelps/Fitch Ratings)                      (% per annum)

A-/A3/A-/A- or higher                                                 0.15

BBB+/Baa1/BBB+/BBB+                                                   0.15


BBB/Baa2/BBB/BBB                                                      0.20

BBB-/Baa3/BBB-/BBB- or below, or unrated                              0.20


                  "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day, and (2) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to Administrative Agent on such day on such transactions.

                  "Fiscal Year" means each period from January 1 to December 31.

                  "Fitch" means Fitch Investors Service, LP.

                  "Four Mile" means the property owned by Borrower located in Fredericksburg, Virginia, together with the Improvements thereon.

                  "FW Consolidated Financial Statements" means, collectively, the consolidated balance sheet and related consolidated statement of operations, statements of accumulated deficiency in assets and shareholder/partner equity and statement of cash flows, and footnotes thereto, of Borrower and Guarantor, in each case prepared in accordance with GAAP.

                  "FW Principals" means the trustees, officers and directors of Guarantor at any applicable time.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                  "Good Faith  Contest" means the contest of an item if: (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement and collection of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to have an adverse effect on any Mortgaged Property or the Banks' interest therein or to result in a Material Adverse Change.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Graylyn" means the property owned by Borrower located in Wilmington, Delaware, together with the Improvements thereon.

                  "Guarantor" means First Washington Realty Trust, Inc., a Maryland corporation, the sole general partner of Borrower.

                  "Guaranty"  means  the  guaranty  of  Borrower's   obligations
hereunder and under the Notes and the Mortgages from Guarantor to the Banks.

                  "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

                  "Improvements" means, for each Property, all improvements now or hereafter located thereon, including, without limitation, (1) in the case of Center Ridge, the existing strip shopping center containing approximately 107,354 SFGLA and known as "Centre Ridge Marketplace", (2) in the case of Four Mile, the existing strip shopping center containing approximately 96,720 SFGLA and known as "Four Mile Fork Shopping Center", (3) in the case of Kenhorst, the existing strip shopping center containing approximately 161,434 SFGLA and known as "Kenhorst Plaza", (4) in the case of Newtown Square, the existing strip shopping center containing approximately 134,367 SFGLA and known as "Newtown Square Shopping Center", (5) in the case of Graylyn, the existing strip shopping center containing approximately 65,746 SFGLA and known as "Shoppes of Graylyn Shopping Center" and (6) in the case of Takoma Park, the existing strip shopping center containing approximately 108,168 SFGLA and known as "Takoma Park Shopping Center".

                  "Indemnity" means, for each Property, an agreement from Borrower and Guarantor whereby, among other things, the Bank Parties are indemnified regarding Hazardous Materials.

                  "Initial Advance" means the first advance of proceeds of the Loans.

                  "Interest Expense" means, for any period of time, the consolidated interest expense, whether paid, accrued or capitalized (without deduction of consolidated interest income) of Borrower and that attributable to Borrower's beneficial interest in its Consolidated Businesses, including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capital Lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; (3) any payments or fees (other than up-front fees) with respect to interest rate swap or similar agreements; and (4) the interest expense and items listed in clauses (1) through (3) above applicable to each of the UJVs (to the extent not included above) multiplied by Borrower's respective beneficial interests in the UJVs, in all cases as reflected in the applicable FW Consolidated Financial Statements.

                  "Interest Period" means, (1) with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to Section 2.05, on the numerically corresponding day in the first, second or third calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and provided, further, that if Borrower's Credit Rating is below BBB-/Bac3/BBB-/BBB-1/ or if Borrower is unrated, Borrower may only select a period of one month; and (2) with respect to any Bid Rate Loan, the period commencing on the date the same is advanced and ending, as Borrower may select pursuant to Section 2.02, on the numerically corresponding day in the first, second or third calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into for the purpose of protecting against fluctuations in interest rates.

                  "Invitation for Bid Rate Quotes" has the meaning specified in
Section 2.02(b).

                  "Kenhorst" means the property owned by Borrower located in Reading, Pennsylvania, together with the Improvements thereon.

                  "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

                  "Letter of Credit" has the meaning specified in
Section 2.16(a).

                  "Leverage Ratio" means the ratio, expressed as a percentage, of Total Outstanding Indebtedness to Capitalization Value.

                  "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum that appears on Dow Jones Page 3750 at approximately 11:00 a.m. (London time) on the date (the "LIBOR Determination Date") two (2) Business Days prior to the first day of such Interest Period, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan or Bid Rate Loan, as the case may be, in question outstanding during such Interest Period; or, if such rate does not appear on Dow Jones Page 3750 as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date, the rate for deposits in Dollars for a period comparable to such Interest Period that appears on the Reuters Screen LIBO Page as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date. If such rate does not appear on either Dow Jones Page 3750 or on the Reuters Screen LIBO Page as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date, the LIBOR Base Rate for such Interest Period will be determined on the basis of the offered rates for deposits in Dollars for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan or Bid Rate Loan, as the case may be, in question outstanding during such Interest Period, that are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time) on the LIBOR Determination Date. Administrative Agent will request that the principal London office of each of the four (4) major banks provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the LIBOR Base Rate will be the arithmetic mean of the quotations. If fewer than two
(2) quotations are provided as requested, the LIBOR Base Rate will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan or Bid Rate Loan, as the case may be, in question outstanding during such Interest Period, offered by major banks in New York City at approximately 11:00 a.m. (New York time) on the LIBOR Determination Date. If Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Base Rate cannot be determined. For purposes of the foregoing definition, "Dow Jones Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits); and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purposes of displaying interbank rates from London in Dollars).

                  "LIBOR Bid Margin" has the meaning specified in Section 2.02(c)(2).

                  "LIBOR Bid Rate"  means the rate per annum equal to the sum of
(1) the LIBOR Interest Rate for the Bid Rate Loan and Interest Period in question and (2) the LIBOR Bid Margin.

                  "LIBOR Interest Rate" means, for any LIBOR Loan or Bid Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan or Bid Rate Loan, as the case may be, for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan or Bid Rate Loan, as the case may be, for such Interest Period.

                  "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Ratable Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

                  "LIBOR Reserve  Requirement"  means, for any LIBOR Loan or Bid
Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such LIBOR Loan or Bid Rate Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($1,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "Loan" means, with respect to each Bank, its Ratable Loan and Bid Rate Loan(s), collectively.

                  "Loan Commitment" means, with respect to each Bank, the obligation to make a Ratable Loan in the principal amount set forth below, as such amount may be reduced from time to time in accordance with the provisions of Section 2.15:

        Bank                          Loan
                                   Commitment

                 UBS       $35,500,000

               Total       $35,500,000

                  "Loan Documents" means this Agreement, the Notes, the Mortgage and related UCC-1 financing statements for each Property, the Indemnity for each Property, the Guaranty, the Authorization Letter and the Solvency Certificate.

                  "Major Lease" means any lease demising 5,000 SFGLA or more of the Improvements on any Property.

                  "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or Guarantor or (2) any event or occurrence of whatever nature which is likely to have a material adverse effect on the ability of Borrower or Guarantor to perform their obligations under the Loan Documents.

                  "Material Affiliates" means the Affiliates of Borrower listed on EXHIBIT F, together with (or excluding) any Affiliates of Borrower which are hereafter from time to time reasonably determined by Administrative Agent to be material (or no longer material), upon notice to Borrower, based on the most recent FW Consolidated Financial Statements.

                  "Maturity Date" means February 1, 2001.

                  "Maximum Loan Amount" means,  from time to time, the lesser of
(1) the Total Loan Commitment or (2) the Borrowing Base.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means, for each Property, the Deed of Trust, Assignment of Leases and Rents and Security Agreement or the Mortgage, Assignment of Leases and Rents and Security Agreement in respect thereof, dated the date hereof, from Borrower for the benefit of Administrative Agent, as agent for the Banks, to secure the payment and performance of Borrower's obligations hereunder and under the other Loan Documents.

                  "Mortgaged Property" means, for each Property, the Property and other property constituting the "Mortgaged Property", as said quoted term is defined in the Mortgage.

                  "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Operating Income" means, for any period, and with respect to each Property, an amount equal to:

                  (a) All actual revenues from the operation of the Property during such period (adjusted for the straight lining of rents), determined in accordance with GAAP, including all rental and other payments, including, without limitation, base rent, additional rent, promotional revenues, percentage rent and payments for common area maintenance, taxes and operating expenses;

less
              (b) all expenses in connection with the Property during such period, determined in accordance with GAAP, including insurance premiums, real estate taxes, leasing expenses, promotional expenses, maintenance and repair expenses, management fees and any other operational expenses, all as determined in accordance with GAAP, but not including (i) debt service payable under the Notes, (ii) that portion of the cost of any capital improvements which will be capitalized and depreciated or amortized on Borrower's tax returns, including non-cash expenses such as depreciation and amortization, provided that such deduction is in accordance with GAAP, (iii) costs of repairing or restoring the Property, or portions thereof, after fire, casualty or condemnation not covered by insurance or condemnation awards, (iv) interest paid by Borrower to tenants on security deposits collected under leases of the Property, or portions thereof, and (v) any security deposits returned by Borrower during such period to tenants under leases of the Property, or portions thereof.

                  "Note" and "Notes" have the respective meanings specified in
Section 2.08.

                  "Newtown Square" means the property owned by Borrower located in Newtown Square, Pennsylvania, together with the Improvements thereon.

                  "Obligations" means each and every obligation, covenant and agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including, but not limited to, all indebtedness, obligations and liabilities of Borrower to Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, under any instrument now or hereafter evidencing or securing any of the foregoing.

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participation" and "Participant" have the respective meanings specified in Section 12.05.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA or to which
Section 412 of the Code applies.

                  "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

                  "Prime Rate" means that rate of interest from time to time announced by UBS at its Principal Office as its prime commercial lending rate.

                  "Principal Office" means the principal office of UBS in the United States, presently located at 299 Park Avenue, New York, New York 10171.

                  "Pro Rata Share" means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

                  "Prohibited  Transaction" means any transaction  proscribed by
Section 406 of ERISA or Section 4975 of the Code and as to which no statutory or administrative exemption applies.

                  "Property" and "Properties" mean, respectively, each of Center
Ridge,  Four  Mile,   Kenhorst,   Newtown  Square,   Graylyn  and  Takoma  Park,
individually, and all of such properties, collectively

                  "Ratable Loan" has the meaning specified in Section 2.01(b).

                  "Ratable Loan Note" has the meaning specified in Section 2.08.

                  "REA" means, for each Property, any reciprocal easement and operating or similar agreement/ by and among Borrower and the Anchors (together with any agreements supplemental or incidental thereto) pursuant to which the Improvements and the Anchor Stores are being operated as an integrated community shopping center.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

                  "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

                  "Required Banks" means at any time the Banks having Pro Rata Shares aggregating at least 66 2/3%; provided, however, that during the existence of an Event of Default, the "Required Banks" shall be the Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Loans.

                  "SEC Reports" means the reports required to be delivered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                  "SFGLA" means square feet of gross leaseable area.

                  "Solvency Certificate" means a certificate in the form of EXHIBIT D, to be delivered by Borrower pursuant to the terms of this Agreement.

                  "Solvent"  means,  when used with respect to any Person,  that
(1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person; (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies.

                  "Takoma Park" means the property owned by Borrower located in Takoma Park, Maryland, together with the Improvements thereon.

                  "Title Insurer" means, for each Property, the issuer, approved by Administrative Agent, of the title insurance policy insuring the Mortgage thereon.

                  "Total Loan Commitment" means an amount equal to the aggregate amount of all Loan Commitments.

                  "Total  Outstanding   Indebtedness"  means  the  sum,  without
duplication, of (1) Consolidated Outstanding Indebtedness, (2) Borrower's Share of UJV Outstanding Indebtedness and (3) Contingent Liabilities.

                  "UJV Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money, secured or unsecured, of the UJV's, all as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.

                  "UJVs" means the unconsolidated joint ventures in which Borrower owns a beneficial interest and which are accounted for under the equity method in the FW Consolidated Financial Statements.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of accumulated plan benefits as of the close of its most recent plan year, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with
Section 412 of the Code.

          Section 1.02                      Accounting Terms.
----------                                  ----------------

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

          Section 1.03                      Computation of Time Periods.
----------                                  ---------------------------

     Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

          Section 1.04 Rules of Construction. Except as indicated otherwise, when used in this Agreement: (1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; (4) all references to the singular shall include the plural and vice versa; (5) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (6) all references to Articles, Sections or Exhibits shall be to Articles, Sections and Exhibits of this Agreement; and (7) all Exhibits to this Agreement shall be incorporated into this Agreement.


ARTICLE II.                                                   THE LOANS

          Section 2.01                      Ratable Loans; Bid Rate Loans;
                                            Purpose.
----------                                  -----------------------------------

     (a) Subject to the terms and conditions of this Agreement, the Banks agree to make loans to Borrower, and Borrower agrees to accept such loans from the Banks, as provided in this Article II.

                  (b) Each of the Banks severally agrees to make a loan to Borrower (each such loan by a Bank, a "Ratable Loan") in an amount up to its Loan Commitment pursuant to which the Bank shall from time to time advance and re-advance to Borrower an amount equal to its Pro Rata Share of the excess (the "Available Total Loan Commitment") of the Maximum Loan Amount over the sum of
(1) all previous advances (including Bid Rate Loans) made by the Banks which remain unpaid and (2) the outstanding amount of all Letters of Credit. Within the limits set forth herein, Borrower may borrow from time to time under this paragraph (b) and prepay from time to time pursuant to Section 2.09 (subject, however, to the restrictions on prepayment set forth in said Section), and thereafter re-borrow pursuant to this paragraph (b) or paragraph (c) below. The Ratable Loans may be outstanding as: (1) Base Rate Loans; (2) LIBOR Loans; or
(3) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section 2.13. The LIBOR Loan, Bid Rate Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office.

                  (c) In addition to Ratable Loans pursuant to paragraph (b) above, so long as Borrower's unsecured and unsubordinated long term indebtedness has been assigned a credit rate of BBB- or better by S&P and Baa3 or better by Moody's, one (1) or more Banks may, at Borrower's request and in their sole discretion, make non-ratable loans which shall bear interest at the LIBOR Bid Rate in accordance with Section 2.02 (such loans being referred to in this Agreement as "Bid Rate Loans"). Borrower may borrow Bid Rate Loans from time to time pursuant to this paragraph (c) in an amount up to the Available Total Loan Commitment at the time of the borrowing (taking into account any repayments of the Loans made simultaneously therewith) and shall repay such Bid Rate Loans as required by Section 2.08, and it may thereafter re-borrow pursuant to this paragraph (c) or paragraph (b) above; provided, however, that the aggregate outstanding principal amount of Bid Rate Loans at any particular time shall not exceed the Bid Borrowing Limit.

     (d) The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

     (e) Borrower shall use the proceeds of the Loans for general capital and working capital purposes of Borrower and its Consolidated Businesses and UJVs, including costs incurred in connection with real estate acquisitions and/or developments. In no event shall proceeds of the Loans be used for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U, or in connection with any hostile acquisition.

          Section 2.02                      Bid Rate Loans.
----------                                  --------------

     (a) When Borrower's unsecured and unsubordinated long term indebtedness has the credit ratings required by Section 2.01(c) and wishes to request offers from the Banks to make Bid Rate Loans, it shall transmit to Administrative Agent by facsimile a request (a "Bid Rate Quote Request") substantially in the form of EXHIBIT G-1 so as to be received not later than 10:30 a.m. (New York time) on the fifth Banking Day prior to the date for funding of the Bid Rate Loan(s) proposed therein, specifying:

     (1) the proposed date of funding of the Bid Rate Loan(s), which shall be a Banking Day;

     (2) the aggregate amount of the Bid Rate Loans requested, which shall be Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); and

     (3) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of "Interest Period" in Section 1.01.

     Borrower may request offers to make Bid Rate Loans for more than one (1) Interest Period in a single Bid Rate Quote Request. No Bid Rate Quote Request may be submitted by Borrower sooner than fifteen (15) days after the submission of any other Bid Rate Quote Request.

     (b) Promptly upon receipt of a Bid Rate Quote Request, Administrative Agent shall send to the Banks by facsimile an invitation (an "Invitation for Bid Rate Quotes") substantially in the form of EXHIBIT G-2, which shall constitute an invitation by Borrower to the Banks to submit Bid Rate Quotes offering to make Bid Rate Loans to which such Bid Rate Quote Request relates in accordance with this Section.

                  (c) (1) Each Bank may, but shall not be obligated to, submit a Bid Rate Quote containing an offer or offers to make Bid Rate Loans in response to any Invitation for Bid Rate Quotes. Each Bid Rate Quote must comply with the requirements of this paragraph (c) and must be submitted to Administrative Agent by facsimile not later than 2:00 p.m. (New York time) on the fourth Banking Day prior to the proposed date of the Bid Rate Loan(s); provided that Bid Rate Quotes submitted by UBS (or any Affiliate of Administrative Agent) in its capacity as a Bank may be submitted, and may only be submitted, if UBS or such Affiliate notifies Borrower of the terms of the offer or offers contained therein not later than one (1) hour prior to the deadline for the other Banks. Any Bid Rate Quote so made shall (subject to Borrower's satisfaction of the conditions precedent set forth in this Agreement to its entitlement to an advance) be irrevocable except with the written consent of Administrative Agent given on the instructions of Borrower. Bid Rate Loans to be funded pursuant to a Bid Rate Quote may, as provided in Section 12.16, be funded by a Bank's Designated Lender. A Bank making a Bid Rate Quote may, but shall not be required to, specify in its Bid Rate Quote whether the related Bid Rate Loans are intended to be funded by such Bank's Designated Lender, as provided in Section 12.16.

     (2) Each Bid Rate Quote shall be in substantially the form of EXHIBIT G-3 and shall in any case specify:

             (i)      the proposed date of funding of the Bid Rate Loan(s);

                  (ii) the  principal  amount of the Bid Rate  Loan(s) for which each such offer is being made, which principal amount (w) may be greater than or less than the Loan Commitment of the quoting Bank,
             (x) must be in the aggregate Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000), (y) may not exceed the principal amount of Bid Rate Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Bid Rate Loans for which offers being made by such quoting Bank may be accepted;

     (iii) the margin above or below the applicable LIBOR Interest Rate (the "LIBOR Bid Margin") offered for each such Bid Rate Loan, expressed as a percentage per annum (specified to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR Interest Rate;

             (iv)     the applicable Interest Period; and

             (v)      the identity of the quoting Bank.

A Bid Rate Quote may set forth up to three (3) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Bid Rate Quotes.

                           (3) Any Bid Rate Quote shall be disregarded if it:

     (i) is not substantially in conformity with EXHIBIT G-3 or does not specify all of the information required by sub-paragraph (c)(2) above;

     (ii) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in sub-paragraph (c)(2)(ii) above);

             (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Quotes; or

             (iv) arrives after the time set forth in subparagraph (c)(1) above.

                  (d) Administrative Agent shall on the Banking Day of receipt thereof notify Borrower in writing of the terms of (x) any Bid Rate Quote submitted by a Bank that is in accordance with paragraph (c) and (y) any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Bank with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by Administrative Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. Administrative Agent's notice to Borrower shall specify (A) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Interest Period specified in the related Bid Rate Quote Request, (B) the respective principal amounts and LIBOR Bid Margins so offered and (C) if applicable, limitations on the aggregate principal amount of Bid Rate Loans for which offers in any single Bid Rate Quote may be accepted.

                  (e) Not later than 5:00 p.m. (New York time) on the fourth Banking Day prior to the proposed date of funding of the Bid Rate Loan, Borrower shall notify Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to paragraph (d). A notice of acceptance shall be substantially in the form of EXHIBIT G-4 and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Borrower may accept any Bid Rate Quote in whole or in part; provided that:

     (i) the principal amount of each Bid Rate Loan may not exceed the applicable amount set forth in the related Bid Rate Quote Request or be less than One Million Dollars ($1,000,000) and shall be an integral multiple of One Hundred Thousand Dollars ($100,000);

     (ii) acceptance of offers with respect to a particular Interest Period may only be made on the basis of ascending LIBOR Bid Margins offered for such Interest Period from the lowest effective cost; and

     (iii) Borrower may not accept any offer that is described in  sub-paragraph
(c)(3) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) If offers are made by two (2) or more banks with the same LIBOR Bid Margins, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by Administrative Agent among such Banks as nearly as possible (in multiples of One Hundred Thousand Dollars ($100,000), as Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Administrative Agent shall promptly (and in any event within one (1) Banking Day after such offers are accepted) notify Borrower and each such Bank in writing of any such allocation of Bid Rate Loans. Determinations by Administrative Agent of the allocation of Bid Rate Loans shall be conclusive in the absence of manifest error.

     (g) In the event that Borrower accepts the offer(s) contained in one (1) or more Bid Rate Quotes in accordance with paragraph (e), the Bank(s) making such offer(s) shall make a Bid Rate Loan in the accepted amount (as allocated, if necessary, pursuant to paragraph (f)) on the date specified therefor, in accordance with the procedures specified in Section 2.04.

     (h) Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its Pro Rata Share of the Available Total Loan Commitment in accordance with Section 2.01(b) despite the fact that any Bank's Loan Commitment may have been or may be exceeded as a result of such Bank's making Bid Rate Loans.

     (i) A Bank who is notified that it has been selected to make a Bid Rate Loan as provided above may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.16. Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Bank shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded.

          Section 2.03 Advances Generally. The Initial Advance shall be in the minimum amount of One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount and shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made no more frequently than weekly thereafter, upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be in the minimum amount of One Million Dollars ($1,000,000) (unless less than One Million Dollars ($1,000,000) is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount. Additional restrictions on the amounts and timing of, and conditions to the making of, advances of Bid Rate Loans are set forth in Section 2.02.

                  Each advance shall be subject, in addition to the limitations and conditions applicable to advances of the Loans generally, to Administrative Agent's receipt, on or immediately prior to the date the request for such advance is made, of a certificate, of the sorts required by paragraphs (3)(a) and (b) of Section 6.09, which shall demonstrate Borrower's compliance (and shall include the computations and details of the items referred to in paragraph
(3)(c) of Section 6.09 confirming such compliance) and including a calculation of the then current Borrowing Base, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower, with all covenants enumerated in said paragraph (3)(b).

                  In connection with each advance of Loan proceeds such that with such advance the aggregate amount advanced in any three-month period exceeds Fifteen Million Dollars ($15,000,000), (1) the advance shall be subject to Administrative Agent's receipt, simultaneously with the certificate required by the preceding paragraph, of a certificate by the same officer setting forth the use of the advance, the income projected to be generated from such advance for purposes of determining Combined EBITDA and the type of income so generated and (2), in connection with the certificate to be given in the preceding paragraph, the following pro-forma adjustments shall be made to the covenant compliance calculations of paragraph 3(b) of Section 6.09 required as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower:

     (i) Total Outstanding Indebtedness shall be adjusted by adding thereto all indebtedness and unsecured indebtedness that is incurred by Borrower in connection with the advance;

     (ii) Combined EBITDA, for any period, shall be adjusted by adding the income to be included as provided in Borrower's certificate; and

     (iii) Interest Expense, for any period, shall be adjusted by adding thereto interest expense to be incurred by Borrower in connection with the advance.

          Section 2.04 Procedures for Advances. In the case of advances of Ratable Loans, Borrower shall submit to Administrative Agent a request for each advance, stating the amount requested and the expected purpose for which such advance is to be used, no later than 10:00 a.m. (New York time) on the date which is three (3) Banking Days prior to the date the advance is to be made. In the case of advances of Bid Rate Loans, Borrower shall submit a Bid Rate Quote Request at the time specified in Section 2.02, accompanied by a statement of the expected purpose for which such advance is to be used. Administrative Agent, upon its receipt and approval of the request for advance, will so notify the Banks either by telephone or by facsimile. Not later than 10:00 a.m. (New York time) on the date of each advance, each Bank (in the case of Ratable Loans) or the applicable Bank(s) (in the case of Bid Rate Loans) shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower by Administrative Agent by federal funds transfer to such account as Borrower may designate in writing to Administrative Agent.

          Section 2.05 Interest Periods: Renewals. In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date; (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day; and (3) only five (5) discrete segments of a Bank's Ratable Loan bearing interest at a LIBOR Interest Rate for a designated Interest Period pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank's Ratable Loan corresponding to a proportionate segment of each of the other Banks' Ratable Loans, barring a conversion or suspension of the LIBOR Interest Rate by one (1)or more, but not all, Banks, or the failure of one (1) or more, but not all, Banks to make an advance).

                  Upon notice to Administrative Agent as provided in Section 2.13, Borrower may Continue any LIBOR Loan on the last day of the Interest Period for such LIBOR Loan for the same or different duration in accordance with the limitations provided above.

          Section 2.06 Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin; (2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin; and (3) for Bid Rate Loans at a rate equal to the applicable LIBOR Bid Rate. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

     The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans, LIBOR Loans and Bid Rate Loans, three hundred sixty (360) days.

                  Accrued interest shall be due and payable in arrears (x) in the case of both Base Rate Loans and LIBOR Loans, on the first Banking Day of each calendar month and (y) in the case of Bid Rate Loans, at the expiration of the Interest Period applicable thereto; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

          Section 2.07                      Fees.
----------                                  ----

     (a) During periods when Borrower's unsecured and unsubordinated long term indebtedness is rated below BBB- by S&P or below Baa3 by Moody's or unrated, Borrower shall pay to Administrative Agent for the account of each Bank a commitment fee computed on the daily unused Loan Commitment of such Bank at a rate per annum equal to the daily Commitment Fee Rate, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears on the first day of January, April, July and October of each year, commencing on the first such date after the Closing Date, and upon the Maturity Date (as the same may be accelerated) or earlier termination of the Loan Commitments;

                  (b) During periods when Borrower's unsecured and unsubordinated long term indebtedness is rated BBB- or higher by S&P and Baa3 or higher by Moody's, Borrower shall pay to Administrative Agent for the account of each Bank a facility fee computed on the daily Loan Commitment of such Bank (irrespective of usage) at a rate per annum equal to the daily Facility Fee Rate, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued facility fee shall be due and payable in arrears on the first day of January, April, July and October of each year, commencing on the first such date after the Closing Date, and upon the Maturity Date (as the same may be accelerated) or earlier termination of the Loan Commitments.

          Section 2.08 Notes. The Ratable Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in the form of EXHIBIT B duly completed and executed by Borrower, in the principal amount equal to such Bank's Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute note pursuant to Section 3.07 or 12.05, a "Ratable Loan Note"). The Bid Rate Loans of the Banks shall be evidenced by a single global promissory note of Borrower in the form of EXHIBIT C, duly completed and executed by Borrower, in the principal amount of Seventeen Million Dollars ($17,000,000), payable to Administrative Agent for the account of the respective Banks making Bid Rate Loans (such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, the "Bid Rate Loan Note"). A particular Bank's Ratable Loan Note, together with its interest, if any, in the Bid Rate Loan Note, are referred to collectively in this Agreement as such Bank's "Note"; all such Ratable Loan Notes and interests are referred to collectively in this Agreement as the "Notes". The Ratable Loan Notes shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated. The outstanding principal amount of each Bid Rate Loan evidenced by the Bid Rate Loan Note, and all accrued interest and other sums with respect thereto, shall become due and payable to the Bank making such Bid Rate Loan at the earlier of the expiration of the Interest Period applicable thereto or the Maturity Date, as the same may be accelerated.

                  Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Ratable Loan Note held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Ratable Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Ratable Loan made by such Bank. Administrative Agent is hereby authorized by Borrower to endorse on the schedule attached to the Bid Rate Loan Note the amount of each Bid Rate Loan, the name of the Bank making the same, the date of the advance thereof, the interest rate applicable thereto and the expiration of the Interest Period applicable thereto (i.e., the maturity date thereof). The failure by Administrative Agent or any Bank to make such notations with respect to the Loans or each advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes.

          Section 2.09 Prepayments. Without prepayment premium or penalty but subject to Section 3.05, Borrower may, upon at least three (3) Banking Days' notice to Administrative Agent, prepay the Ratable Loans in whole or, with respect to Base Rate Loans only, in part, provided that (1) any partial prepayment under this Section shall be in integral multiples of One Million Dollars ($1,000,000); and (2) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid to (but excluding) the date of prepayment, provided, however, that, in the case of partial prepayments, payment of the interest on the principal amount prepaid may, at Administrative Agent's option, be deferred until the next regularly scheduled interest payment date.

          Section 2.10 Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank's appropriate share (based upon the respective outstanding principal amounts and interest due under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office; and (2) fees payable to such Bank in accordance with the terms of this Agreement. Borrower hereby authorizes Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Administrative Agent or any Bank any amount so due to Administrative Agent and/or the Banks.

                  Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

          Section 2.11 Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.05 and 2.12, Borrower shall have the right to Elect to have all or a portion of any advance of the Ratable Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that: (1) Borrower shall give Administrative Agent notice of each such Election, Conversion or Continuation as provided in
Section 2.13; and (2) a LIBOR Loan may be Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank's Ratable Loan in accordance with its Pro Rata Share.

          Section 2.12                      Minimum Amounts.
----------                                  ---------------

     With respect to the Ratable Loans as a whole, each Election and each Conversion shall be in an amount at least equal to Three Million Dollars ($3,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

          Section 2.13
----------                                  ----------------------------------

     Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. (New York time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:

Notice                                                        Number of
                                                              Banking Days Prior

Conversions into Base Rate Loans                                one (1)

Elections of, Conversions into or Continuations as, LIBOR Loan  three (3)


Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.12) and the duration of the Interest Period applicable thereto (subject to Section 2.05); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.12) and the duration of the Interest Period applicable thereto (subject to Section 2.05). In the event that Borrower fails to Elect to have any portion of an advance of the Ratable Loans be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. So long as there exists no Event of Default, in the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section, such LIBOR Loans will automatically become LIBOR Loans with an Interest Period of one (1) month on the last day of the then current applicable Interest Period for such LIBOR Loans. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default which is continuing, Borrower shall no longer be entitled to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans as LIBOR Loans and all then existing LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period(s) for such LIBOR Loans. The foregoing provisions shall not be construed as a waiver by the Banks of their right to pursue any other remedies available to them under any Mortgage or any other Loan Document nor shall they be construed to limit in any way the application of the Default Rate as provided herein and in the Mortgages.

          Section 2.14                      Late Payment Premium.
----------                                  --------------------

     Borrower shall pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of principal or interest under the Loans made more than five (5) days after the due date thereof, which shall be due with any such late payment. Such late charge represents the reasonable estimate of Borrower and the Banks of a fair average compensation for the loss that may be sustained by the Banks due to the failure of Borrower to make timely payments. Such late charge shall be paid without prejudice to the right of the Banks to collect any other amounts provided herein or in the other Loan Documents to be paid or to exercise any other remedies under the Loan Documents.

          Section 2.15 Terminations of Commitments. (a) At any time, Borrower shall have the right, without premium or penalty, to terminate any unused Loan Commitments existing as of the date of such termination, in whole or in part, from time to time, provided that: (1) Borrower shall give notice of each such termination to Administrative Agent no later then 10:00 a.m. (New York time) on the date which is fifteen (15) Banking Days prior to the effectiveness of such termination; (2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks; and (3) each partial termination of the Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of One Million Dollars ($1,000,000).

     (b) The Loan Commitments, to the extent terminated, may not be reinstated.

          Section 2.16                      Letters of Credit.
----------                                  -----------------

     (a) Borrower, by notice to Administrative Agent, may request, in lieu of advances of proceeds of the Ratable Loans, that Administrative Agent issue unconditional, irrevocable standby letters of credit (each, a "Letter of Credit") for the account of Borrower, payable by sight drafts, for such beneficiaries and with such other terms as Borrower shall specify. Promptly upon issuance of a Letter of Credit, Administrative Agent shall notify each of the Banks by telephone or by facsimile.

                  (b) The amount of any such Letter of Credit shall be limited to the lesser of (1) Fifteen Million Dollars ($15,000,000) less the amount of all other Letters of Credit then issued and outstanding or (2) the Available Total Loan Commitment, it being understood that the amount of each Letter of Credit issued and outstanding shall effect a reduction, by an equal amount, of the Available Total Loan Commitment as provided in Section 2.01(b) (such reduction to be allocated to each Bank's Ratable Loan ratably in accordance with the Banks' respective Pro Rata Shares).

     (c) The amount of each Letter of Credit shall be further subject to the conditions and limitations applicable to amounts of advances set forth in
Section 2.03 and the procedures for the issuance of each Letter of Credit shall be the same as the procedures applicable to the making of advances as set forth in the first sentence of Section 2.04.

     (d)  Administrative  Agent's  issuance  of each  Letter of Credit  shall be
subject  to  Borrower's   satisfaction  of  all  conditions   precedent  to  its
entitlement to an advance of proceeds of the Loans.

     (e) Each Letter of Credit shall expire no later than the earlier of (x) one
(1) month prior to the Maturity Date or (y) one (1) year after the date of its issuance.

     (f) In connection with, and as a further condition to the issuance of, each Letter of Credit, Borrower shall execute and deliver to Administrative Agent an application for the Letter of Credit on Administrative Agent's standard form therefor, together with such other documents, opinions and assurances as Administrative Agent shall reasonably require.

                  (g) In connection with each Letter of Credit, Borrower hereby covenants to pay to Administrative Agent the following fees, each payable quarterly in arrears (on the first Banking Day of each calendar quarter following the issuance of the Letter of Credit): (i) a fee, payable to Administrative Agent for the account of the Banks, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as hereinafter defined) and (ii) a fee, payable to Administrative Agent for its own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum of 0.125%. For purposes of this Agreement, the "Banks' L/C Fee Rate" shall mean, at any time, a rate per annum equal to the Applicable Margin for LIBOR Loans. It is understood and agreed that the last installment of the fees provided for in this paragraph
(g) with respect to any particular Letter of Credit shall be due and payable on the first day of the calendar quarter following the return, undrawn, or cancellation, of such Letter of Credit.

                  (h) The parties hereto acknowledge and agree that, immediately upon notice from Administrative Agent of any drawing under a Letter of Credit, each Bank shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loans, advance proceeds of its Ratable Loan, in an amount equal to its Pro Rata Share of such drawing, which advance shall be made to Administrative Agent to reimburse Administrative Agent, for its own account, for such drawing. Each of the Banks further acknowledges that its obligation to fund its Pro Rata Share of drawings under Letters of Credit as aforesaid shall survive the Banks' termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents.

                  (i) Borrower agrees, upon the occurrence of an Event of Default and at the request of Administrative Agent, (x) to deposit with Administrative Agent cash collateral in the amount of all the outstanding Letters of Credit, which cash collateral shall be held by Administrative Agent as security for Borrower's obligations in connection with the Letters of Credit and (y) to execute and deliver to Administrative Agent such documents as Administrative Agent requests to confirm and perfect the assignment of such cash collateral to Administrative Agent.

          Section 2.17 Releases. Provided no Default or Event of Default exists, Administrative Agent shall release any one or more of Takoma, Four Mile, Graylyn and Kenhorst from the lien of its respective Mortgage (and shall cause UBS Securities (Swaps) Inc. to release its mortgage on the same Property) upon the reduction of the Total Loan Commitment (and consequently the Loan Commitments) by an amount equal to the respective amount set forth in Exhibit K for such Property and the prepayment, in accordance with Section 2.09, of the Loans to the extent necessary such that the Maximum Available Amount does not exceed the Total Loan Commitment as reduced.


ARTICLE III.                                 YIELD PROTECTION; ILLEGALITY; ETC.
          Section 3.01 Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan or a Bid Rate Loan, or its obligation to make or maintain a LIBOR Loan or a Bid Rate Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or Bid Rate Loan(s) or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

     (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan or Bid Rate Loan (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office); or

                           (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or Bid Rate Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in
         Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

     (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

                  Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

                  Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be included in a calculation of such amounts given to Borrower and shall be conclusive so long as made on a reasonable basis.

          Section 3.02                      Limitation on Types of Loans.
----------                                  ----------------------------

     Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

     (1) Administrative Agent determines (which determination shall be conclusive so long as made on a reasonable basis) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans or Bid Rate Loans as provided in this Agreement; or

                           (2) a Bank determines (which determination shall be conclusive so long as made on a reasonable basis) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans or Bid Rate Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan or Bid Rate Loan for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause (2) above, the affected Bank) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans or Bid Rate Loans, either (x) prepay the affected LIBOR Loans or Bid Rate Loans or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.11 or convert the rate of interest under the affected Bid Rate Loans to the rate applicable to Base Rate Loans by following the same procedures as are applicable for Conversions into Base Rate Loans set forth in Section 2.11.

          Section 3.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan or Bid Rate Loan hereunder, to allow Elections of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain a LIBOR Loan or Bid Rate Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan or Bid Rate Loan.

          Section 3.04 Treatment of Affected Loans. If the obligations of any Bank to make or maintain a LIBOR Loan or a Bid Rate Loan, or to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or 3.03 (each LIBOR Loan or Bid Rate Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan (or, in the case of an Affected Loan that is a Bid Rate Loan, the interest rate thereon shall be converted to the rate applicable to Base Rate Loans) on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion or conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

                  To the extent that such Bank's Affected Loan has been so Converted (or the interest rate thereon so converted), all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan (or to its Bid Rate Loan bearing interest at the converted rate) and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

          Section 3.05                      Certain Compensation.
----------                                  --------------------

     Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent, (which request shall include a calculation of the amount(s) due) such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

     (1) any payment or prepayment of a LIBOR Loan or Bid Rate Loan made by such Bank, or any Conversion of a LIBOR Loan (or conversion of the rate of interest on a Bid Rate Loan) made by such Bank, in any such case on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or

     (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.13; or

     (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan or Bid Rate Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.13 or Bid Rate Quote acceptance under Section 2.02(e) given or submitted by Borrower.

                  Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan or Bid Rate Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive so long as made on a reasonable basis.

          Section 3.06 Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive so long as made on a reasonable basis.

          Section 3.07  Substitution of Banks. If any Bank (an "Affected  Bank")
(i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) is unable to make or maintain a LIBOR Loan or Bid Rate Loan as a result of a condition described in Section
3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section 3.02 to be applicable), as the case may be, give written notice (a "Replacement Notice") to Administrative Agent and to each Bank of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

                  In the event Borrower opts to give the notice provided for in clause (x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause
(2) of Section 3.02, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (2) of Section 2.15(a)) terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05.

                  In the event Borrower opts to give the notice provided for in clause (y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty
(30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Ratable Loan Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Ratable Loan Note. The obligations evidenced by such substitute note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite corporate, partnership or other action to authorize Borrower's execution and delivery of the substitute notes and any related documents. If the Replacement Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 10.13. Each Replacement Bank shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

                  Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing .

          Section 3.08                      "Bank" to Include Participants.
----------                                  ------------------------------

     For purposes of Sections 3.01 through 3.06 and of the definition of "Additional Costs" in Section 1.01, the term "Bank" shall, at each Bank's option, be deemed to include such Bank's present and future Participants in its Loan to the extent of each such Participant's actual Additional Costs or other losses, costs or expenses payable pursuant to this Article III.


ARTICLE IV.                                              CONDITIONS PRECEDENT

          Section 4.01                      Conditions Precedent to the Loans.
----------                                  ---------------------------------

     The obligations of the Banks hereunder and the obligation of each Bank to make the Initial Advance are subject to the condition precedent that Administrative Agent shall have received on or before the Closing Date (other than with respect to paragraph 28 below, which shall be required prior to the Initial Advance) each of the following documents, and each of the following requirements shall have been fulfilled:

     (1) Fees and Expenses. The payment of all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel, the Engineering Consultant and any valuation, environmental or insurance consultants);

     (2) Note. The Ratable Loan Note for UBS and the Bid Rate Loan Note for Administrative Agent, each duly executed by Borrower;

     (3) Mortgage and UCCs. For each Property, the Mortgage, duly executed by Borrower and recorded in the appropriate land records, together with duly executed UCC-1 financing statements filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Administrative Agent, desirable to perfect the lien created by the Mortgage;

     (4) Guaranty. The Guaranty, duly executed by Guarantor;

                           (5) Indemnity. For each Property, the Indemnity, duly
executed by Borrower and Guarantor;

                           (6) Title  Policy.  For each  Property,  a paid title
         insurance  policy,  in the  amount  of the  Mortgage  thereon,  in form approved by Administrative Agent, issued by the Title Insurer, which shall insure the Mortgage to be a valid first lien on the fee interest of Borrower in the Property, and its interests in the REA, free and clear of all liens, defects, encumbrances and exceptions except those previously approved by Administrative Agent, and shall contain (i) a reference to the survey but no survey exceptions, (ii) a Pending Disbursements Clause in the form of EXHIBIT H, (iii) if such policy is dated earlier than the date of the Initial Advance, an endorsement to such policy, in a form approved by Administrative Agent, conforming to the pending disbursements requirements set forth above, and setting forth no additional exceptions except those approved by Administrative Agent and (iv) such affirmative insurance and endorsements as Administrative Agent may reasonably require; and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in ALTA facultative form approved by Administrative Agent and with direct access provisions, as Administrative Agent may require;

                           (7) Survey. For each Property, an ALTA survey certified to Administrative Agent and the Title Insurer showing (i) the location of the perimeter of the Property by courses and distances,
         (ii) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Property (with instrument, book and page number indicated),
         (iii) the lines of the streets abutting the Property and the width thereof, and any established building lines (and that such roads have been dedicated for public use and are completed and have been accepted by all required Governmental Authorities), (iv) any encroachments and the extent thereof upon the Property, (v) locations of all portions (with the acreage thereof also identified) of the Property which are located in an area designated as a "flood prone area" as defined by U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 and (vi) all improvements thereon, and the relationship thereof by distances to the perimeter of the Property, established building lines and street lines;

     (8) Appraisal. An independent M.A.I. appraisal, commissioned by Administrative Agent, of the aggregate value of the Properties, which appraisal shall indicate a stabilized value satisfactory to the Banks and shall comply in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

     (9) Insurance Policies. For each Property, the policies and certificates of hazard and other insurance required by the Mortgage on such Property, together with evidence of the payment of the premiums therefor; and, generally, evidence of the insurance referred to in Section 5.17;

     (10) List of Prior Owners Etc. For each Property, a list, certified by the Title Insurer, of the prior owners, tenants and other users, during the period from January 1, 1940 to the date of such certification, of all or any portion of the Property or any improvements thereon;

                           (11) Hazardous  Materials  Report/Certification.  For
         each Property, at Borrower's expense, a detailed report and certification by a properly qualified engineer with regard to Hazardous Materials affecting the Property, which shall include, inter alia, a certification that such engineer has obtained and examined the list of prior owners, tenants and other users required by the immediately preceding paragraph, and has made an on-site physical examination of the Property and improvements thereon, and a visual observation of the surrounding areas, and disclosing the extent of past or present Hazardous Materials activities or of the presence of Hazardous Materials;

                           (12) Consultant's Report. For each Property, a detailed report from the Engineering Consultant to the effect that (i) the Improvements are in satisfactory condition and have been constructed in accordance with the plans and specifications therefor approved by all Governmental Authorities, (ii) the Improvements, comply with all applicable zoning and other Laws, all Major Leases and REAs,
         (iii) all roads and utilities necessary for the full utilization of the Improvements for their intended purposes have been completed and (iv) there exists a sufficient number of parking spaces necessary to satisfy the requirements of the REA and any leases and all zoning and other applicable Laws with respect to the Property, and all required landscaping, sidewalks and other amenities, and all off-site improvements, related to the Improvements have been completed;

     (13) Permits and Other Approvals. For each Property, copies of any and all authorizations, including plot plan and subdivision approvals, zoning variances, sewer, building and other permits, required by all Governmental Authorities for the use, occupancy and operation of the Property and/or Improvements in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning Laws;

                           (14) Leases. For each Property, copies, certified to be true and complete, of all leases of the Improvements, accompanied by, in the case of Major Leases, and such other leases as deemed necessary by Administrative Agent (i) estoppel certificates from the tenants thereunder, (ii) notices of assignment in the form of EXHIBIT I , (iii) at Administrative Agent's option, subordination non-disturbance and attornment agreements and (iv) to the extent available, current financial statements of the tenants (and guarantors of the tenants' obligations, if applicable) thereunder, together with a certified copy of the standard form of lease Borrower is using in connection with the leasing of space in the Improvements and the first rent rolls, tenant sales reports and operating and cash statements required by paragraph
         (15) of Section 6.09;

     (15) REA. For each Property, a copy, certified to be true and complete, of the REA, together with estoppel certificates with respect thereto from each of the Anchors and, if available, current financial statements of such parties;

     (16) Management and Leasing Contracts. For each Property, copies, certified to be true and complete, of all existing contracts providing for the management, operation or leasing of the Property or any improvements thereon, together with, in each case, such collateral assignments or "will-serve" letters as Administrative Agent may require;

     (17) Opinions of Counsel. Favorable opinions, dated the Closing Date, of counsel for Borrower and Guarantor, as to (i) the due authorization, execution and enforceability of the Loan Documents, (ii) the due formation and existence of Borrower and Guarantor and (iii) such other matters as Administrative Agent may reasonably request;

     (18) UCC Searches. Uniform Commercial Code searches with respect to Borrower and advice from the Title Insurer to the effect that searches of the proper public records disclose no leases of personalty or financing statements filed or recorded against Borrower or the Mortgaged Property under any of the Mortgages;

     (19) Financial Statements. (i) Audited FW Consolidated Financial Statements, as of and for the year ended December 31, 1996 and (ii) unaudited FW Consolidated Financial Statements, certified by the chief financial officer and as of and for the quarter ended September 30, 1997;

     (20)  Certificates  of  Limited  Partnership/Incorporation.  A copy  of the
Certificate of Limited Partnership for Borrower and a copy of the articles of incorporation of Guarantor, each certified by the appropriate Secretary of State or equivalent state official;

     (21) Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for Borrower and a copy of the by-laws of Guarantor, including all amendments thereto, each certified by the Secretary or an Assistant Secretary of Guarantor as being in full force and effect on the Closing Date;

     (22) Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent official of the jurisdictions where Borrower and Guarantor are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification of (i) Borrower and (ii) Guarantor;

     (23) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent official of the jurisdictions where Borrower and Guarantor maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for (i) Borrower and (ii) Guarantor; and such a certificate for Borrower from each jurisdiction where a Property is located;

     (24) Resolution. A copy of a resolution adopted by the Board of Directors of Guarantor, certified by the Secretary or an Assistant Secretary of Guarantor as being in full force and effect on the Closing Date, authorizing the Loans provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by Guarantor hereunder on behalf of itself and Borrower;

     (25) Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of Guarantor and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by Guarantor and Borrower hereunder;

     (26) Solvency Certificate. A Solvency Certificate, duly executed, from Borrower;

     (27) Authorization Letter. The Authorization Letter, duly executed by Borrower;

     (28)  Request  for  Advance.  A request for an advance in  accordance  with
Article II;

     (29) Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

     (a) All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date,

     (b) No Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Document, and

                           (c) None of the Improvements on any Property has been
injured or damaged by fire or other casualty;

     (30) Compliance Certificate. A certificate of the sort required by paragraph (3) of Section 6.09; and

                           (31)  Additional  Materials.  Such  other  approvals,
documents, instruments or opinions as Administrative Agent may reasonably request.

          Section 4.02
----------                                  -----------------------------------

     Conditions Precedent to Advances After the Initial Advance. The obligation of each Bank to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

     (1) All conditions of Section 4.01 shall have been and remain satisfied as of the date of the advance;

     (2) No Default or Event of Default shall have occurred and be continuing as of the date of the advance;

     (3) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct as of the date of the advance;

     (4) Administrative Agent shall have received a request for an advance in accordance with Section 2.04; and

     (5) Within the past six months, Administrative Agent shall have received a continuation report and endorsement to the title policy insuring each Mortgage, in the form approved by Administrative Agent, conforming to the pending disbursements clause contained in said policy and setting forth no additional exceptions (including survey exceptions) except those approved by Administrative Agent.

          Section 4.03                      Deemed Representations.
----------                                  ----------------------

     Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower and Guarantor that, as of both the date of such request and the date of the advance (1) no Default or Event of Default has occurred and is continuing, and
(2) each representation or warranty contained in this Agreement or the other Loan Documents is true and correct.


ARTICLE V.                                       REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to Administrative Agent and each Bank as follows:

          Section 5.01 Existence. Borrower is a limited partnership duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Maryland and is duly qualified as a foreign limited partnership, properly licensed, in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns properties (including the Properties) or conducts business. Each of its Consolidated Businesses is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns property or conducts business. Guarantor is a corporation duly organized and existing under the laws of the State of Maryland which has elected status as a real estate investment trust under the Code, with its principal place of business in the State of Maryland, is duly qualified as a foreign corporation and properly licensed and in good standing in each jurisdiction where the failure to qualify or be licensed would constitute a Material Adverse Change with respect to Guarantor or have a material adverse effect on the business or properties of Guarantor. The stock of Guarantor is listed and publicly traded on the New York Stock Exchange.

          Section 5.02                      Corporate/Partnership Powers.
----------                                  ----------------------------

     The execution, delivery and performance of the Loan Documents required to be delivered by Borrower hereunder are within its partnership authority and the corporate power of Guarantor, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower or Guarantor is a party or by which Borrower, Guarantor or any of their respective assets may be bound or affected.

          Section 5.03                      Power of Officers.
----------                                  -----------------

     The officers of Guarantor executing the Loan Documents required to be delivered by it on its own behalf or that of Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such Loan Document was executed.

          Section 5.04 Power and Authority; No Conflicts; Compliance With Laws. The execution and delivery of, and the performance of the obligations required to be performed by Borrower and Guarantor under, the Loan Documents do not and will not (a) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation
U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to either of them, (b) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either of them may be a party or by which either of them or their properties may be bound or affected except for consents which have been obtained, (c) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired, or (d) cause either of them to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of Borrower's knowledge, Borrower and Guarantor are in material compliance with all Laws (including Environmental Laws) applicable to them and their properties (including the Properties).

          Section 5.05                      Legally Enforceable Agreements.
----------                                  ------------------------------

     Each Loan Document is a legal, valid and binding obligation of Borrower and/or Guarantor, as the case may be, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          Section 5.06 Litigation. There are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower, Guarantor or any of their Affiliates, any Property, the validity or enforceability of any Mortgage or the priority of the Lien thereof, at law or in equity, before any court or arbitrator or any Governmental Authority except actions, suits or proceedings which have been disclosed to the Bank Parties in writing and which are fully covered by insurance or would, if adversely determined, not materially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Loan Documents or to otherwise pay and perform their obligations in connection with the Loans.

          Section 5.07 Good Title to Properties. Borrower, Guarantor and each of their Affiliates have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the December 31, 1996 financial statements referred to in Section 5.15) and only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's, Guarantor's and such Affiliate's business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Material Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

          Section 5.08                      Taxes.
----------                                  -----

     Borrower and Guarantor have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

          Section 5.09 ERISA. Borrower and Guarantor are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower, Guarantor and the ERISA Affiliates have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, Guarantor and the ERISA Affiliates have met the minimum funding requirements of Section 412 of the Code and Section 302 of ERISA of each with respect to the Plans of each and there is no Unfunded Current Liability with respect to any Plan established or maintained by each; and Borrower, Guarantor and the ERISA Affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA). No part of the funds to be used by Borrower in satisfaction of its obligations under this Agreement constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the U.S.
Department of Labor in rules, regulations, releases, bulletins or as interpreted under applicable case law.

          Section 5.10
----------                                  ----------------------------------

     No Default on Outstanding Judgments or Orders. Borrower and Guarantor have satisfied all judgments which are not being appealed and are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

          Section 5.11 No Defaults on Other Agreements. Except as disclosed to the Bank Parties in writing, Borrower or Guarantor, to the best of their knowledge, are not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. Neither Borrower nor Guarantor is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

          Section 5.12                      Government Regulation.
----------                                  ---------------------

     Neither   Borrower  nor  Guarantor  is  subject  to  regulation  under  the
Investment Company Act of 1940 or any other Law limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

          Section 5.13 Environmental Protection. To Borrower's knowledge, none of Borrower's or its Affiliates' properties (including the Properties) contains any Hazardous Materials that, under any Environmental Law currently in effect,
(1) would impose liability on Borrower or Guarantor that is likely to result in a Material Adverse Change, or (2) is likely to result in the imposition of a Lien on any Property or on any other assets of Borrower, Guarantor or any Material Affiliates that is likely to result in a Material Adverse Change. To Borrower's knowledge, neither it, Guarantor nor any Material Affiliates, nor any portion of any Property or the Improvements thereon, is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under any Environmental Law. Borrower is not aware of any matter, claim, condition or circumstance which would reasonably cause a Person to make further inquiry with respect to such matters in order to ascertain whether any Hazardous Materials or their effects have been disposed of or released on or to any portion of any Property, the Improvements thereon or any surrounding areas; Borrower is not required by any Environmental Law to obtain any permits or license to construct or use any improvements, fixtures, or equipment with respect to any Property, or if such permit or license is required it has been obtained; and, to the best of Borrower's knowledge, the prior use of the Properties has not resulted in the disposal or release of any Hazardous Materials on or to any portion of the Properties or any surrounding areas in violation of applicable Law.

          Section 5.14                      Solvency.
----------                                  --------

     Borrower and Guarantor are, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

          Section 5.15                      Financial Statements.
----------                                  --------------------

     The FW Consolidated Financial Statements most recently delivered to the Banks pursuant to Sections 4.01(19) or 6.09(1) and (2) of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP. There has been no Material
Adverse Change since the date of such most recently delivered FW Consolidated Financial Statements, and no borrowings which might give rise to a Lien or claim against the Mortgaged Property under any Mortgage or against the proceeds of the Loans have been made by Borrower or others since the dates of such most recently delivered FW Consolidated Financial Statements.

          Section 5.16 Valid Existence of Affiliates. At the Closing Date, the only material Affiliates of Borrower are the Material Affiliates listed on EXHIBIT F. Each Material Affiliate is an entity duly organized and existing in good standing under the laws of the jurisdiction of its formation. As to each Material Affiliate, its correct name, the jurisdiction of its formation, Borrower's direct or indirect percentage of beneficial interest therein, and the type of business in which it is primarily engaged, are set forth on said EXHIBIT
F. Borrower and each of its Material Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each Material Affiliate is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

          Section 5.17                      Insurance.
----------                                  ---------

     Borrower has in force paid insurance as required by the Mortgages and, generally, Borrower and each of its Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

          Section 5.18                      Separate Tax and Zoning Lot.
----------                                  ---------------------------

     Each Property constitutes a distinct parcel for purposes of zoning and of taxes, assessments and impositions (public or private) and is not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private).

          Section 5.19
----------                                  ----------------------------------

     Zoning and other Laws; Covenants and Restrictions. As to each Property, (i) the Improvements and the uses thereof comply with applicable zoning, environmental, ecological, landmark and other applicable Laws, and all requirements for such uses have been satisfied and (ii) Borrower and the Property is in compliance with all applicable restrictions and covenants.

          Section 5.20                      Utilities Available.
----------                                  -------------------

     As to each Property, all utility services necessary for the operation of the Improvements for their intended purposes are available and servicing the Property, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

          Section 5.21                      Creation of Liens.
----------                                  -----------------

     It has entered into no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on all or part of the Mortgaged Property prior to the Mortgage.

          Section 5.22                      Roads.
----------                                  -----

     As to each Property, all roads necessary for the full utilization of the Improvements for their intended purposes have been completed and dedicated to public use and accepted by all appropriate Governmental Authorities.

          Section 5.23                      REA and Leases.
----------                                  --------------

     As to each Property, the REA and all leases are unmodified and in full force and effect, there are no defaults under any thereof, and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

          Section 5.24 Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Guarantor to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower or Guarantor (other than projections which are made by Borrower in good faith), contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to Administrative Agent and the Banks in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely any of the Mortgaged Property under any of the Mortgages or the business or financial condition of Borrower or Guarantor or the ability of Borrower or Guarantor to perform this Agreement and the other Loan Documents.


ARTICLE VI.                                             AFFIRMATIVE COVENANTS

                  So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower shall:

          Section 6.01                      Maintenance of Existence.
----------                                  ------------------------

     Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and in each jurisdiction where a Property is located, and, if applicable, qualify and remain qualified as a foreign entity in each other jurisdiction in which such qualification is required except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

          Section 6.02                      Maintenance of Records.
----------                                  ----------------------

     Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

          Section 6.03                      Maintenance of Insurance.
----------                                  ------------------------

     At all times, (1) maintain and keep in force the insurance required by each of the Mortgages and (2) maintain and keep in force, and cause each of its Material Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

          Section 6.04                  Compliance with Laws; Payment of Taxes.
----------                              --------------------------------------

     Promptly comply in all material respects with all Laws applicable to it or to any of its properties (including the Properties) or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it, Guarantor or upon any of their property (including the Properties), except to the extent they are the subject of a Good Faith Contest.

          Section 6.05                      Right of Inspection.
----------                                  -------------------

     At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof to examine and make copies and abstracts from the records and books of account of, and visit the properties (including the Properties) of, Borrower and Guarantor and to discuss the affairs, finances and accounts of Borrower and Guarantor with the financial officers of Borrower and Guarantor and with the independent accountants of Borrower and Guarantor.

          Section 6.06                      Compliance With Environmental Laws.
----------                                  ----------------------------------

     Promptly comply in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance; and, at its sole cost and expense, promptly remove, or cause removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting any Property in violation of Environmental Law.

          Section 6.07                      Payment of Costs.
----------                                  ----------------

     Pay all costs and expenses required for the satisfaction of the conditions of this Agreement, including, without limitation, (i) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby and (ii) any taxes, assessments, impositions (public or private), insurance premiums, Liens, security interests or other claims or charges against each Property.

          Section 6.08                      Maintenance of Properties.
----------                                  -------------------------

     Do all things reasonably necessary to maintain, preserve, protect and keep its and its Affiliates' properties (including the Properties) in good repair, working order and condition.

     Section 6.09 Reporting and Miscellaneous Document Requirements. Furnish to Administrative Agent, who shall deliver copies to each of the Banks:

     (1) Annual Financial Statements. As soon as available and in any event within ninety-five (95) days after the end of each Fiscal Year, FW Consolidated Financial Statements, as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower's Accountants;

     (2) Quarterly Financial Statements. As soon as available and in any event within fifty (50) days after the end of each calendar quarter (other than the last quarter of the Fiscal Year), the unaudited FW Consolidated Financial Statements, certified by the chief financial officer and as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;

                           (3) Certificate of No Default and Financial Compliance. Within fifty (50) days after the end of each of the first three quarters of each Fiscal Year and within ninety-five (95) days after the end of each Fiscal Year, a certificate of the chief financial officer or treasurer of Guarantor (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto; (b) stating that the covenants contained in Sections 7.02, 7.03 and 7.04 and in Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or noncompliance); (c) setting forth the details by property of all items comprising Capitalization Value, Total Outstanding Indebtedness (including amount, maturity, interest rate and amortization requirements), Combined EBITDA and Interest Expense; and (d) only at the end of each Fiscal Year stating Borrower's taxable income;

     (4) Calculation of Borrowing Base. Within twenty (20) days of the end of each calendar quarter, a calculation, accompanied by detailed supporting information, of the then current Borrowing Base;

                           (5) Certificate of Borrower's Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph (1) of this Section when the audited financial statements required by paragraph (1) of this Section have a qualified auditor's opinion or an Event of Default has occurred and is continuing, (a) a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraphs (3)(b) and (d) of this Section to the audited financial statements required by paragraph (1) of this Section and (b) a statement of Borrower's Accountants who audited such financial statements of whether any Default or Event of Default has occurred and is continuing;

     (6) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any Governmental Authority, court or arbitrator, affecting (a) Borrower or Guarantor which, if determined adversely to Borrower or Guarantor is likely to result in a Material Adverse Change or (b) all or any portion of the Mortgaged Property under any Mortgage;

     (7) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

                           (8) Sales or Acquisitions  of Assets.  Promptly after
         the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Borrower's cash management) in excess of Twenty Million Dollars ($20,000,000) together with, in the case of any acquisition of such an asset, historical financial information and Borrower's projections with respect to the property acquired and, if requested by Administrative Agent, copies of the agreements governing the acquisition;

     (9) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

     (10) Bankruptcy of Anchors/Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of
(a) any of the Anchors, (b) any tenant in any of the Properties to which 5% or more of the Properties' aggregate minimum rent is attributable or (c) any other property of Borrower or in which Borrower has an interest to which 5% or more of aggregate minimum rent payable to Borrower directly or through its Consolidated Businesses or UJVs is attributable;

     (11) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower;

                           (12) Environmental and Other Notices. As soon as possible and in any event within thirty (30) days after receipt, copies of (a) all Environmental Notices received by Borrower or Guarantor which are not received in the ordinary course of business and which relate to a Property or to a situation which is likely to result in a Material Adverse Change and (b) all reports of any official searches made by any Governmental Authorities having jurisdiction over any Property or the Improvements thereon, and of any claims of violations thereof;

     (13) Insurance Coverage. Promptly, such information concerning Borrower's and Guarantor's insurance coverage as Administrative Agent may reasonably request;

                           (14) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Borrower, its Material Affiliates or Guarantor sends to its shareholders or partners, and copies of all regular, periodic and special reports, and all registration statements which Borrower, its Material Affiliates or Guarantor files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

                           (15) Leasing Reports and Property Information. As soon as available and in any event (a) within fifteen (15) days after the end of each calendar quarter and within ninety (90) days after the end of each Fiscal Year, a rent roll, tenant leasing and sales report and operating and cash statements for each Property and (b) fifteen
         (15) days after the end of each  semi-annual  period and within  ninety
         (90) days after the end of each Fiscal Year, a rent roll, tenant sales report and operating statement for each other property directly or indirectly owned in whole or in part by Borrower;

     (16) Capital Expenditures. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a schedule of such Fiscal Year's capital expenditures and a budget for the next Fiscal Year's planned capital expenditures for both (a) each Property and (b) each other property directly or indirectly owned in whole or in part by Borrower;

     (17) Change in Borrower's Credit Rating. Within two (2) Banking Days after any change in Borrower's Credit Rating, written notice of such change; and

     (18) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower and Guarantor or any of their properties (including the Properties) as Administrative Agent may from time to time reasonably request.

          Section 6.10                      Indemnification re: Brokers.
----------                                  -----------------------------

     Indemnify the Banks against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

          Section 6.11                      REA; Leases.
----------                                  ------------------------------------

     As to each Property, deliver to Administrative Agent, promptly following the execution thereof, certified copies of (i) all amendments or supplements to any REA and (ii) all leases, together with current financial statements of the tenants thereunder (and of any guarantors of such tenants' obligations), and notices of assignment in the form of EXHIBIT I; keep all REAs and leases in full force and effect and at all times do all things necessary to compel performance by the parties to the REAs or the tenants under such leases, as the case may be, of all obligations, covenants and agreements by such parties or tenants, as the case may be, to be performed thereunder; not enter into any REA or Major Lease without the prior written consent of Administrative Agent; and not modify (other than de minimus modifications) any REA or Major Lease.

     Section 6.12 Compliance with Covenants, Restrictions and Easements . Comply with all restrictions, covenants and easements affecting each Property or the Improvements thereon and cause the satisfaction of all conditions of this Agreement.

          Section 6.13 Maintenance, Management, Service and Leasing Contracts . Deliver to Administrative Agent, as and when executed, certified copies of all management and leasing contracts entered into with respect to any Property, each of which shall be entered into with a party, and on terms and conditions, reasonably acceptable to Administrative Agent; and contemporaneously with entering into each such contract, at Administrative Agent's option, cause each of the foregoing to be collaterally assigned to Administrative Agent for the benefit of the Banks as additional security for the Loans and/or cause the service provider under each such contract to undertake, inter alia, to continue performance on the Banks' behalf without additional cost in the event of a Default; and keep in full force and effect and not materially modify the management and leasing agreement(s) approved pursuant to paragraph (16) of
Section 4.01 without Administrative Agent's prior written consent.

          Section 6.14                      Mandatory Principal Payments.
----------                                  ----------------------------

     In the event the Total Loan Commitment is reduced due to a decrease in the Borrowing Base, and, as a result of such reduction, the outstanding principal amount of the Notes exceeds the Maximum Loan Amount, make to Administrative Agent, for the account of the Banks, within ten (10) days of Administrative Agent's written demand therefor, a principal payment in the amount of such excess.

          Section 6.15                      Prepayment Event.
----------                                  ----------------------------

     If both  Stuart  Halpert  and  William  Wolfe  shall  cease for any  reason
(including death or disability) to be principally involved in the senior management of Guarantor on a full-time basis, within ninety (90) days thereafter, prepay all Loans and cancel all Loan Commitments and this Agreement.


ARTICLE VII.                                              NEGATIVE COVENANTS

                  So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower shall not do any or all of the following:

          Section 7.01                      Mergers Etc.
----------                                  -----------

     Merge or consolidate with (except where Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) (or enter into any agreement to do any of the foregoing).

          Section 7.02 Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any such transaction, an "Investment" ) if
(x) the amount of such investment, together with the amount of all other Investments would, in the aggregate, exceed 15% of Capitalization Value or (y) the amount of such Investment in each of the following categories, together with the amount of all other Investments in each such category, would, in the aggregate, exceed the Maximum Percentage of Capitalization Value set forth below:

                        Investment                         Maximum Percentage
                                                       of Capitalization Value

Land Holdings (valued at cost; Land Holdings do not include land under option, land5%nder development or out parcels under a ground lease) Securities (valued at cost) and Third Party Partner Debt 5% Mortgage Holdings 5% Partnerships/Joint Ventures in which Borrower does not have a majority interest and10%ich Borrower does not control Construction in Process 10%.



          Section 7.03                      Sale of Assets
----------                                  ------------------------------------

     . Effect a Disposition of any of its now owned or hereafter acquired assets, including assets in which Borrower owns a beneficial interest through its ownership of interests in joint ventures, aggregating more than 15% of Capitalization Value.

          Section 7.04                    Management and Leasing of Properties.
----------                                -----------------------------------

      At any time, fail to provide, or fail to cause its Affiliates to provide, property management and leasing services for both (x) the Properties and (y) at least 75% of the other properties then owned, directly or indirectly, in whole or in part by Borrower.


ARTICLE VIII.                                            FINANCIAL COVENANTS

          So  long  as  any  of the  Notes  shall  remain  unpaid,  or the  Loan
Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank under this Agreement or under any other Loan Document, Borrower shall not permit or suffer:

          Section 8.01                      Equity Value.
----------                                  ------------------------------------

     At any time, Equity Value to be less than One Hundred Twenty Five Million Dollars ($125,000,000); or

          Section 8.02                      Leverage Ratio.
----------                                  ------------------------------------

As of the end of any calendar quarter, Leverage Ratio to exceed 65%; or

     Section 8.03 Relationship of Combined EBITDA to Interest Expense . At any time, the ratio of (1) Combined EBITDA to (2) Interest Expense, each for the most recently ended calendar quarter, to be less than 1.60 to 1.00.
----------                                  -----------------------------------


ARTICLE IX.                                               EVENTS OF DEFAULT


          Section 9.01                      Events of Default.
----------                                  -----------------------------------

          Any of the following events shall be an "Event of Default":

                           (1) If Borrower shall fail to pay the principal of any Notes as and when due (including, without limitation, any principal payment required by Sections 6.14 or 6.15); or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any installment of the administration fee which Borrower has separately agreed to pay to Administrative Agent, or any fee or any other amount due under this Agreement or any other Loan Document as and when due, and such failure to pay shall continue unremedied for two (2) days after notice by Administrative Agent of such failure to pay; or

     (2) If any representation or warranty made by Borrower or Guarantor in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made or remade; or

                           (3) If Borrower shall fail (a) to perform or observe any term, covenant or agreement contained in Article VII or Article VIII; or (b) to perform or observe any other term, covenant or agreement contained in this Agreement (other than obligations specifically referred to elsewhere in this Section 9.01) or in any other Loan Document or any other document executed by Borrower and delivered to Administrative Agent or the Banks in connection with the transactions contemplated hereby and such failure shall remain unremedied for thirty (30) consecutive calendar days after notice thereof (or such shorter cure period as may be expressly prescribed in the applicable Loan Document or other document); provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30)-day, or shorter, as the case may be, grace period and so long as Borrower shall have commenced cure within such thirty (30)-day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

                           (4) If Borrower or Guarantor shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than Five Million Dollars ($5,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after the expiration of any applicable grace period; or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or
                           (5) If any of Borrower, Guarantor or any Affiliate of Borrower to which Twenty-Five Million Dollars ($25,000,000) or more of Capitalization Value is attributable, shall (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it, any Property, or a substantial part of its other assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it or any Property, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (e) be the subject of any proceeding under which any Property or all or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for any Property or all or any substantial part of its other property; or (g) suffer any such custodianship, receivership or trusteeship for any Property or all or any substantial part of its other property, to continue undischarged for a period of sixty (60) days or more; or

     (6) If one or more judgments, decrees or orders for the payment of money in excess of Five Million Dollars ($5,000,000) in the aggregate shall be rendered against Borrower or Guarantor, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded in a manner satisfactory to Administrative Agent pending appeal; or

                           (7) If any of the following events shall occur or exist with respect to Borrower, Guarantor or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject Borrower, Guarantor or any ERISA Affiliate to any tax, penalty or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Fifty Thousand Dollars ($50,000); or

     (8) If any Mortgage shall at any time and for any reason cease (a) to create a valid and perfected first priority lien in and to the Mortgaged Property purported to be subject thereto; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or any party thereto shall deny any further liability or obligation thereunder, or any party thereto shall fail to perform any of its obligations thereunder; or

     (9) If an "Event of Default" (as such quoted term is defined in the Mortgages) shall occur under any Mortgage; or

     (10) If at any time Guarantor is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange; or

     (11) If at any time Borrower or Guarantor constitutes plan assets for ERISA purposes (within the meaning of C.F.R.ss.2510.3-101).

          Section 9.02 Remedies . If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (1) declare the unpaid balance of the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such balance, all such interest, and all such amounts due under this Agreement shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (2) exercise any remedies provided in any of the Loan Documents or by Law.


ARTICLE X.                        ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

          Section 10.01  Appointment,  Powers and  Immunities of  Administrative
Agent . Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Bank have any fiduciary duty to Borrower or to any other Bank). Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and Administrative Agent with respect to Administrative Agent's services hereunder.

          Section 10.02 Reliance by Administrative Agent . Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a participation in any Loan or Participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or Participation.

          Section 10.03                     Defaults.
----------                                  ---------------------------

     Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to Law.

          Section 10.04 Rights of Administrative Agent as a Bank . With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as
Administrative Agent, and the term "Bank" or "Banks" shall include Administrative Agent in its capacity as a Bank. Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent.

          Section 10.05 Sharing of Costs by Banks; Indemnification of Administrative Agent . Each Bank agrees to pay its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of the Banks in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the Lien of any of the Mortgages or to preserve or protect any Mortgaged Property. In the event a Bank fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one (1) or more of the other Banks, then the defaulting Bank shall reimburse Administrative Agent and/or the other Bank(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Base Rate from the date of payment by Administrative Agent and/or the other Bank(s). In addition, each Bank agrees to reimburse and indemnify Administrative Agent (to the extent it is not paid by or on behalf of Borrower after demand for payment is made by Administrative Agent under the applicable provisions hereof or of any other Loan Document, but without limiting the obligations of Borrower under such provisions), for such Bank's ratable share, based upon the respective outstanding principal balances under its Note and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified or (2) any loss of principal or interest with respect to Administrative Agent's Loan.

          Section 10.06 Non-Reliance on Administrative Agent and Other Banks . Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Guarantor and the decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties (including the Properties) or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower, Guarantor or any of their respective Affiliates which may come into the possession of Administrative Agent or any of its Affiliates.
Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

          Section 10.07                Failure of Administrative Agent to Act.
----------                             ---------------------------------------

     Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          Section 10.08 Resignation or Removal of Administrative Agent . Administrative Agent shall have the right to resign at any time. Administrative Agent may be removed at any time with cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such removal or resignation, the Required Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable to the Required Banks and, provided there exists no Event of Default, to Borrower, shall be that Bank then having the greatest Loan Commitment. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Section 10.09                 Amendments Concerning Agency Function.
----------                              --------------------------------------

     Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

          Section 10.10                     Liability of Administrative Agent.
----------                                  -----------------------------------

     Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

          Section 10.11                     Transfer of Agency Function.
----------                                  ---------------------------------

     Without the consent of Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

          Section 10.12 Non-Receipt of Funds by Administrative Agent . Unless Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.

          Section 10.13 Withholding Taxes . Each Bank represents at all times during the term of this Agreement that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent and Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to Administrative Agent and Borrower a United States Internal Revenue Service Form 4224 in respect of all payments to be made to such Bank by Borrower or Administrative Agent under this Agreement or any other Loan Document or a United States Internal Revenue Service Form 1001 establishing such Bank's complete exemption from United States withholding tax in respect of payments to be made to such Bank by Borrower or Administrative Agent under this Agreement or any other Loan Document, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto.
Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or participation or such Bank's Loan Commitment or obligation to purchase participations until such Bank shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

          Section 10.14                     Minimum Commitment by UBS.
----------                                  ----------------------------------

     Subsequent to the Closing Date, UBS hereby agrees to maintain a Loan Commitment in an amount no less than Ten Million Dollar ($10,000,000) for so long as (x) no Event of Default exists under this Agreement and (y) UBS remains Administrative Agent hereunder. UBS further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to the Parent or a majority-owned subsidiary of UBS.

          Section 10.15                     Pro Rata Treatment.
----------                                  -----------------------------------

     Except to the extent otherwise provided, (1) each advance of proceeds of the Ratable Loans shall be made by the Banks, (2) each reduction of the amount of the Total Loan Commitment under Section 2.15 shall be applied to the Loan Commitments of the Banks and (3) each payment of the fees accruing under Section
2.07 shall be made for the account of the Banks, ratably according to the amounts of their respective Loan Commitments.

          Section 10.16 Sharing of Payments Among Banks . If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the banks, then such Bank shall promptly purchase for cash from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

          Section 10.17                     Possession of Documents.
----------                                  -----------------------------------

     Each Bank shall keep possession of its own Ratable Loan Note. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.


ARTICLE XI.                                             NATURE OF OBLIGATIONS

          Section 11.01 Absolute and Unconditional Obligations . Borrower and Guarantor acknowledge and agree that their obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (3) any exchange or release of any collateral, if any, or of any other Person from all or any of the Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower, Guarantor or any other Person in respect of the Obligations.

                  The obligations and liabilities of Borrower and Guarantor under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower, Guarantor or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

          Section 11.02                     Recourse.
----------                                  ---------------------------

     This Agreement and the obligations hereunder and under the Loan Documents are fully recourse to Borrower and Guarantor.


ARTICLE XII.                                                MISCELLANEOUS

          Section 12.01                  Binding Effect of Request for Advance.
----------                               --------------------------------------

     Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

          Section 12.02 Amendments and Waivers . No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document; (3) change the definition of Required Banks; (4) amend this Section or any other provision requiring the consent of all the Banks; (5) waive any default under paragraph
(5) of Section 9.01 or (6) release Borrower from its obligations hereunder or release General Partner from its obligations hereunder or under the Guaranty. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested and (iii) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Banking Days (or five (5) Banking Days with respect to any decision to accelerate or stop acceleration of the Loan) after receipt of the request therefor by Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved or consented to such recommendation or determination.

          Section 12.03                     Usury.
----------                                  ---------------------------

     Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

          Section 12.04 Expenses; Indemnification . Borrower agrees to reimburse Administrative Agent on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers and external legal counsel) incurred by Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes or any other Loan Documents against Borrower; provided, however, that Borrower is not responsible for costs, expenses and charges incurred by the Bank Parties in connection with the administration or syndication of the Loans (other than the administration fee which Borrower has separately agreed to pay to UBS as Administrative Agent). Borrower agrees to indemnify Administrative Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower or (y) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

          Section 12.05                     Assignment; Participation.
----------                                  -------------------------------

     This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder, in whole or in part.

                  Any Bank may at any time grant to one (1) or more banks or other institutions (each a "Participant") participating interests in its Loan (each a "Participation") with the consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed. In the event of any such grant by a Bank of a Participation to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (1) through (5) of Section 12.02 without the consent of the Participant.

                  Subject to the provisions of Section 10.14, any Bank may at any time assign to any bank or other institution with the acknowledgment of Administrative Agent and the consent of UBS and, provided there exists no Event of Default, of Borrower, which consents shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or to the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving effect to such assignment the Assignee's Loan Commitment and, in the case of a partial assignment, the assigning Bank's Loan Commitment, each will be equal to or greater than [Ten Million Dollars ($10,000,000)]. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and
(iii) at Administrative Agent's option, payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of Two Thousand Five Hundred Dollars ($2,500), such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Ratable Loan Notes shall be issued to the assigning Bank (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the original Ratable Loan Note of the assigning Bank. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite corporate, partnership or other action to authorize Borrower's execution and delivery of the substitute notes and any related documents. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13. Each Assignee shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

     Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                  Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In connection with a Bank's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Bank shall also indicate that the same are delivered on a confidential basis. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

          Section 12.06 Documentation Satisfactory . All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

          Section 12.07 Notices . Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) business days after mailing by registered or certified mail, postage prepaid, or one (1) business day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, to a party at its address stated on its signature page hereof (or in the applicable Assignment and Assumption Agreement), or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

          Section 12.08 Setoff . To the extent permitted or not expressly prohibited by applicable Law, Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank's Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower, in which case it shall promptly notify Borrower and Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

          Section 12.09                     Table of Contents: Headings
----------                                  --------------------------------

     . Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 12.10                     Severability.
----------                                  ------------------------------------

     The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 12.11                     Counterparts.
----------                                  ------------------------------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 12.12                     Integration.
----------                                  ------------------------------------

     The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby (except with respect to agreements relating solely to compensation, consideration and the coordinated syndication of the Loan) and supersede any prior oral or written statements or agreements with respect to such transactions.

          Section 12.13                     Governing Law.
----------                                  ------------------------------------

     This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of laws).

          Section 12.14 Waivers . In connection with the obligations and liabilities as aforesaid, Borrower hereby waives: (1) promptness and diligence;
(2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder or under the other Loan Documents; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any of the Mortgaged Property or on any other collateral or exhaust any right or take any action against Borrower, Guarantor or any other Person or against any of the Mortgaged Property or any other collateral; (5) any right or claim of right to cause a marshalling of Borrower's or Guarantor's assets; and (6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower pursuant to this Agreement or other Loan Documents.

          Section 12.15 Jurisdiction; Immunities . Borrower, Administrative Agent and each Bank hereby irrevocably submit to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document. Borrower, Administrative Agent, and each Bank irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or United States Federal court. Borrower, Administrative Agent, and each Bank irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower, Administrative Agent or each Bank, as the case may be, at the addresses specified herein. Borrower, Administrative Agent and each Bank agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower, Administrative Agent and each Bank further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non convenient. Borrower, Administrative Agent and each Bank agree that any action or proceeding brought against Borrower, Administrative Agent or any Bank, as the case may be, shall be brought only in a New York State court sitting in New York City or a United States Federal court sitting in New York City, to the extent permitted or not expressly prohibited by applicable law.

                  Nothing in this Section shall affect the right of Borrower, Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

     To the extent that Borrower, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

                  BORROWER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOAN. IN
ADDITION, BORROWER HEREBY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS) OR (2) TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

          Section 12.16 Designated Lender . Any Bank (other than a Bank who is such solely because it is a Designated Lender) (each, a "Designating Lender") may at any time designate one (1) Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this Section and the provisions in Section 12.05 shall not apply to such designation. No Bank may designate more than one (1) Designated Lender. The parties to each such designation shall execute and deliver to Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed
Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, Administrative Agent will accept such Designation Agreement and give prompt notice thereto to Borrower, whereupon, (i) from and after the "Effective Date" specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to
Section 2.02 after Borrower has accepted the Bid Rate Quote of the Designating Lender and (ii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to Borrower, Administrative Agent and the Banks for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under
Section 10.05. Each Designating Lender shall serve as the administrative agent of its Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers and consents under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver or consent shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf, but shall be binding on the Designated Lender to the same extent as if actually signed by the Designated Lender. Borrower, Administrative Agent and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender.

          Section 12.17                     No Bankruptcy Proceedings.
----------                                  ---------------------------

     Each of Borrower, the Banks and Administrative Agent hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one (1) year and one (1) day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.

                              [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership

                                   By:   First Washington Realty Trust, Inc., a
                                         Maryland corporation, general
                                         partner

Attest:                                  By  __________________________[SEAL]
                                             Name:
By______________________                     Title:
     Name:
     Title:
                                               Address for Notices:

                                               4350 East-West Highway
                                               Suite 400
                                               Bethesda, Maryland 20814

                                               Attention:  Mr. James Blumenthal

                                               Telephone:  (___) ________
                                               Telecopy:   (___) ________

 UNION BANK OF SWITZERLAND (New York Branch)(as Bank and Administrative Agent)


                                                   By
                                                             Name:
                                                             Title:



                                                   By
                                                             Name:
                                                             Title:



                           Address for Notices and Applicable Lending Office:

                                            299 Park Avenue
                                            38th Floor
                                            New York, New York 10171-0026
                                            Attention:       Joseph Bassil and
                                                             Mara Martez
                                                   Telephone:  (212) 821-3872
                                                   Telecopy:   (212) 821-3943

                                                EXHIBIT A

                                           AUTHORIZATION LETTER



                                                              ____________, 1997


Union Bank of Switzerland
(New York Branch)
299 Park Avenue
New York, New York 10171

     Re: Revolving Credit Agreement dated as of the date hereof (the "Loan Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement) among us, as Borrower, the Banks named therein, and you, as Administrative Agent for said Banks


Gentlemen:

                  In connection with the captioned Loan Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally, by telephone or teleprocess, or in writing:

     Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

                  Without limiting the foregoing, we hereby unconditionally authorize any one of the above-designated persons to execute and submit requests for advances of proceeds of the Loans (including the Initial Advance) and notices of Elections, Conversions and Continuations to you under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

     You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

                  Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

                  We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.


                                   Very truly yours,

                                   FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership

                                   By:   First Washington Realty Trust, Inc.,
                                         a Maryland corporation, general
                                         partner


                                         By             [SEAL]
                                               Name:
                                               Title:

                                                EXHIBIT B

                                            RATABLE LOAN NOTE

$____________                                               New York, New York

                                                            January ___, 1998

                  For value received, First Washington Realty Limited Partnership, a Maryland limited partnership ("Borrower"), hereby promises to pay to the order of _________ or its successors or assigns (collectively, the "Bank"), at the principal office of Union Bank of Switzerland (New York Branch) located at 299 Park Avenue, New York, New York 10171 ("Administrative Agent") for the account of the Applicable Lending Office of the Bank, the principal sum of ____________ Dollars ($________ ), or if less, the amount loaned by the Bank under its Ratable Loan to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

                  The date and amount of each advance of the Ratable Loan made by the Bank to Borrower under the Loan Agreement referred to below, and each payment of said Ratable Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), may be endorsed by the Bank on the schedule attached hereto and any continuation thereof.

                  This Note is one of the Ratable Loan Notes referred to in the Revolving Credit Agreement dated as of January ___, 1998 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, the Banks named therein (including the Bank) and Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

     This Note is secured by various Mortgages which contain, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to each of the Mortgages is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Borrower and the Banks (including the Bank) with respect to such Mortgaged Property. In addition, the Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

                  Borrower agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of the Banks and the owner or owners of the Mortgaged Property, whether with or without notice to Borrower, and Borrower shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

                  All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

                  IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.

                               Very truly yours,

                               FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership

                               By:   First Washington Realty
                                     Trust, Inc., a Maryland corporation,
                                     its sole general partner


Attest: By_____________[SEAL]
          Name:
                                     By__________________________
                                        Name:
                                        Title:

                  This is to certify that this Note was executed in my presence on the date hereof by the parties whose signatures appear above in the capacities indicated.



                                                                Notary Public

                                                 My commission expires:

===============================================================================
Date             Amount            Amount          Balance          Notation By
                 of Advance        of Payment      Outstanding

===============================================================================

                                                EXHIBIT C

                                            BID RATE LOAN NOTE

$17,000,000                                                 New York, New York
                                                             January ___, 1998

                  For value received, First Washington Realty Limited Partnership, a Maryland limited partnership ("Borrower"), hereby promises to pay to the order of Union Bank of Switzerland (New York Branch) ("Administrative Agent") or its successors or assigns for the account of the respective Banks making Bid Rate Loans or their respective successors or assigns (for the further account of their respective Applicable Lending Offices), at the principal office of Administrative Agent located at 299 Park Avenue, New York, New York 10171, the principal sum of Seventeen Million Dollars ($17,000,000), or if less, the amount loaned by said Banks under their respective Bid Rate Loans to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Banks for the further account of their respective Applicable Lending Offices, at the times and at the rates per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

                  The date and amount of each Bid Rate Loan to Borrower under the Loan Agreement referred to below, the name of the Bank making the same, the interest rate applicable thereto and the maturity date thereof (i.e., the end of the Interest Period applicable thereto) shall be recorded by Administrative Agent on its records and may be endorsed by Administrative Agent on the schedule attached hereto and any continuation thereof.

                  This Note is the Bid Rate Loan Note referred to in the Revolving Credit Agreement dated as of January ___, 1998 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, the Banks named therein and Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

     This Note is secured by various Mortgages which contain, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to each of the Mortgages is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Borrower and the Banks (including the Bank) with respect to such Mortgaged Property. In addition, the Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

                  Borrower agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of the Banks and the owner or owners of the Mortgaged Property, whether with or without notice to Borrower, and Borrower shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

                  All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to a particular Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to such Bank shall apply to such Bank under this Note.


                                   Very truly yours,

                                   FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership

                                   By:  First Washington Realty
                                        Trust, Inc., a Maryland corporation,
                                        its sole general partner


Attest:                                 By_________________________[SEAL]
                                           Name:
By______________________                   Title:
     Name:
     Title:

                  This is to certify that this Note was executed in my presence on the date hereof by the parties whose signatures appear above in the capacities indicated.



                                                                   Notary Public

                                                 My commission expires:

Bid      Bank   Date of    Principal   Interest  Maturity (i.e., Expiration of
Rate            Advance    Amount      Rate      Interest Period
Loan #

                                                EXHIBIT D

                                           SOLVENCY CERTIFICATE

                  The __________ executing this certificate is the ___________ of First Washington Realty Trust, Inc., a __________ real estate investment trust ("General Partner"), a general partner of First Washington Realty Limited Partnership, a ___________ limited partnership ("Borrower"), and is familiar with its properties, assets and businesses, and is duly authorized to execute this Certificate on behalf of Borrower pursuant to the Revolving Credit Agreement dated the date hereof (the "Loan Agreement") among Borrower, the banks party thereto (each a "Bank" and collectively, the "Banks") and Union Bank of Switzerland (New York Branch), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"). In executing this Certificate, such individual is acting solely in [his] [her] capacity as the __________ of General Partner, and not in [his] [her] individual capacity. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

                  The undersigned further certifies that [he] [she] has carefully reviewed the Loan Agreement and the other Loan Documents and the contents of this Certificate and, in connection herewith, has made such investigation and inquiries as [he] [she] deems necessary and prudent therefor. The undersigned further certifies that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

                  The undersigned understands that the Banks and the Agent are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Agreement.

                  The undersigned certifies that Borrower and General Partner are Solvent.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate on ____________, 1997.

                                                EXHIBIT E

                                   ASSIGNMENT AND ASSUMPTION AGREEMENT

                  ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of , 199_, among [insert name of assigning Bank] ("Assignor"), [insert name of Assignee]
("Assignee"), First Washington Realty Limited Partnership, a _________ limited partnership ("Borrower") and Union Bank of Switzerland (New York Branch), as administrative agent for the Banks referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                          Preliminary Statement

     1. This Assignment and Assumption Agreement (this "Agreement") relates to the Revolving Credit Agreement dated __________, 1997 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, the banks party thereto (each a "Bank" and, collectively, the "Banks") and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

     2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made a Loan Commitment to Borrower in an aggregate principal amount of _____________ Dollars ($ _______) ("Assignor's Loan Commitment").

     3. The aggregate outstanding principal amount of Assignor's Ratable Loan made pursuant to Assignor's Loan Commitment at commencement of business on the date hereof is _____________ Dollars ($_______). The aggregate outstanding principal amount of Bid Rate Loans made by Assignor to Borrower at the commencement of business on the date hereof is _____________ Dollars ($______).

     4. Assignor desires to assign to Assignee (a) all of the rights of Assignor under the Loan Agreement in respect of a portion of its (i) Ratable Loan and Loan Commitment thereunder in an amount equal to __________ Dollars ($ _________) and (ii) Bid Rate Loans in an amount equal to _________ Dollars ($
________) (collectively, the "Assigned Loan and Commitment"); and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment. Upon the execution and delivery hereof by Assignor, Assignee, Borrower and the Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Bank under the Loan Agreement with a Loan and a Loan Commitment in amounts equal to the Assigned Loan and Commitment, and (2) the Loan and Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. The assignment provided for herein shall be without recourse to Assignor.

     SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof in immediately available funds an amount equal to ___________Dollars ($ _________) [insert the amount of that portion of Assignor's Loan being assigned]. It is understood that any fees paid to Assignor under the Loan Agreement are for the account of Assignor. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 3. [Consent of Borrower and UBS and Acknowledgment by the Administrative Agent;] Execution and Delivery of Note. [This Agreement is conditioned upon the consent of UBS and, provided there exists no Event of Default, Borrower and upon the acknowledgment by the Administrative Agent pursuant to Section 12.05 of the Loan Agreement. The execution of this Agreement by Borrower and the Administrative Agent is evidence of this consent and acknowledgment, respectively. Only necessary if Assignee is not a majority owned subsidiary of a Bank or of the Parent of a Bank] Pursuant to Section 12.05 of the Loan Agreement, Borrower has agreed to execute and deliver Ratable Loan Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein.

     SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

     SECTION 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 7. Certain Representations and Agreements by Assignee. Reference is made to Section 10.13 of the Loan Agreement. Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of said Section 10.13.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                     [NAME OF ASSIGNOR]


                                                     By:

                                                          Name:
                                                          Title:


                                                     [NAME OF ASSIGNEE]


                                                     By:
                                                          Name:
                                                          Title:

                                                     Applicable Lending Office:

                                                     Address for Notices:

                                                     [Assignee]
                                                     [Address]
                                                     Attention:  ______________
                                                     Telephone:  (___) ________
                                                     Telecopy:   (___) ________

                                  FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership

                                  By:   First Washington Realty Trust, Inc.,
                                        a Maryland corporation, general partner


                                        By:                             [SEAL]
                                              Name:
                                              Title:


                                              Address for Notices:



                                                 Attention:  _________________

                                                 Telephone:  (___) ________
                                                 Telecopy:   (___) ________

                                             UNION BANK OF SWITZERLAND
                                             (New York Branch)
                                             (as Bank and Administrative Agent)


                                                   By:
                                                             Name:
                                                             Title:



                                                   By:
                                                             Name:
                                                             Title:



                                             Address for Notices and
                                             Applicable Lending Office:

                                             299 Park Avenue
                                             38th Floor
                                             New York, New York 10171-0026
                                             Attention:     Joseph Bassil and
                                                            Mara Martez
                                                   Telephone:  (212) 821-3872
                                                   Telecopy:   (212) 821-3943

                                    EXHIBIT F

                               MATERIAL AFFILIATES


========================================================================
Name    State of     Borrower's       Principal
        Formation    %age Interest    Business

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

========================================================================

                                               EXHIBIT G-1

                                          BID RATE QUOTE REQUEST


                                                                        [Date]


To:          Union Bank of Switzerland (New York Branch), as
             Administrative Agent (the "Administrative Agent")

From:        [Borrower]

     Re:  Revolving  Credit  Agreement  (the  "Loan   Agreement")  dated  as  of
__________,   1997  among   [Borrower],   the  Banks  parties  thereto  and  the
Administrative Agent

                  We hereby give notice pursuant to Section 2.02 of the Loan Agreement that we request Bid Rate Quotes for the following proposed Bid Rate
Loans:

Date of Borrowing:  ______________

Principal Amount*                                    Interest Period**

$


                  Such Bid Rate Quotes should offer a LIBOR Bid Margin.

                  Terms used herein have the meanings assigned to them in the Loan Agreement.


                                                     [BORROWER]


                                                     By:
                                                          Name:
                                                          Title:



--------
     * Subject to the minimum amount and other requirements set forth in Section 2.02(a) of the Loan Agreement.
     * * Subject to the provisions of the definition of "Interest Period" in the Loan Agreement.

                                               EXHIBIT G-2

                                      INVITATION FOR BID RATE QUOTES

         To:      [Bank]
         Re:      Invitation for Bid Rate Quotes to [Borrower] ("Borrower")

                  Pursuant to Section 2.02 of the Revolving Credit Agreement dated as of __________, 1997 among Borrower, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of Borrower to invite you to submit Bid Rate Quotes to Borrower for the following proposed Bid Rate Loans:


Date of Borrowing:  ________________________


Principal Amount                                            Interest Period

$


                  Such Bid Rate Quotes should offer a LIBOR Bid Margin.

                  Please respond to this invitation by no later than 2:00 P.M. (New York time) on [date].


                                             UNION BANK OF SWITZERLAND
                                     (New York Branch), as Administrative Agent


                                                       By:
                                                          Name:
                                                          Title:


                                                       By:
                                                          Name:
                                                          Title:

                                               EXHIBIT G-3

                                              BID RATE QUOTE


To:    Union Bank of Switzerland (New York Branch), as Administrative Agent

     Re: Bid Rate Quote to [Borrower] ("Borrower") pursuant to Revolving Credit Agreement dated ____________, 1997 among Borrower, the Banks party thereto and Administrative Agent (the "Loan Agreement")

                  In response to your invitation on behalf of Borrower dated ________, 19__, we hereby make the following Bid Rate Quote on the following terms:

1.   Quoting Bank:

2. Person to contact at quoting Bank:
     _____________________________________*

3. Date of borrowing: __________________________

4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

     Principal               Interest                  LIBOR Bid
     Amount**                Period***                 Margin****

     $

     $

     [Provided, that the aggregate principal amount of Bid Rate Loans for which the above offers may be accepted shall not exceed $__________.]

5. LIBOR Reserve Requirement, if any: ________________.

6. Terms used herein have the meanings assigned to them in the Loan Agreement.

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Loan Agreement, irrevocably obligates us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                                                     Very truly yours,

                                                     [NAME OF BANK]


Date:  ___________________                           By:
                                                         Authorized Officer



--------
     *    As specified in the related Invitation for Bid Rate Quotes.
     * * Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Amounts of bids are subject to the requirements of Section 2.02(c) of the Loan Agreement.
*        ** No more than three (3) bids are permitted for each Interest Period.
     * *** Margin over or under the LIBOR Interest Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/1,000 of 1~) and specify whether "PLUS" or "MINUS".

                                               EXHIBIT G-4

                                       ACCEPTANCE OF BID RATE QUOTE


     To: Union Bank of Switzerland (New York Branch), as Administrative Agent (the "Administrative Agent")

From:             [Borrower]

     Re: Amended and Restated Revolving Loan Agreement (the "Loan Agreement") dated as of ______________, 1997 among [Borrower], the Banks parties thereto and the Administrative Agent

                  We hereby accept the offers to make Bid Rate Loan(s) set forth in the Bid Rate Quote(s) identified below:


Bank       Date of Bid      Principal       Interest            LIBOR Bid
           Rate Quote       Amount          Period              Margin




                                                     Very truly yours,

                                                     [BORROWER]


                                                     By:
                                                           Name:
                                                           Title:

                                                EXHIBIT H

                                       Pending Disbursements Clause


                  Pending disbursement of the full proceeds of the loan secured by the insured mortgage or deed of trust described herein, this Policy insures only to the extent of the principal amount actually outstanding from time to time plus interest accrued thereon, but in no event to exceed the face amount of the Policy. Such amount insured by this Policy shall (i) increase with each disbursement up to the face amount of the Policy as disbursements, including disbursements which constitute readvances of the principal amount of said loan after full or partial repayments of the principal amount secured by the insured mortgage or deed of trust, are made in good faith and without knowledge of any defects in, or encumbrances prior to, the lien of the insured mortgage or deed of trust other than exceptions on Schedule B of this Policy not insured against hereunder and (ii) decrease (subject to later increases upon subsequent disbursements) as repayment(s) of the loan are received by the insured. Notwithstanding any provisions of this Policy to the contrary, this Policy insures all such disbursements, including all readvances of loan proceeds after full or partial repayment of the amounts advanced and secured by the insured's mortgage or deed of trust, provided that in no event shall the amount of the Company's initial liability under this Policy with respect to such disbursements actually outstanding exceed the face amount of this Policy..

                  Title shall be continued down to the date of each disbursement and the Company shall furnish to the Insured a continuation report which shall note (1) the new effective date and amount of the Policy, (2) all assessments, taxes, liens, encumbrances, leases, mortgages, easements and other items including survey variations, encroachments and setback violations then affecting the insured premises which have been filed of record or discovered by the Company since the original date of the Policy regardless of whether they affect the lien of the insured mortgage or deed of trust, (3) which of the aforesaid items have been filed or recorded since the date of the last preceding continuation report, and (4) which said items are intended to be added as exceptions to the coverage of the Policy as to (a) all amounts secured by the insured mortgage or deed of trust and (b) only amounts secured by the insured mortgage or deed of trust advanced on or after the new effective date of the Policy.

                  In addition, each continuation search will notify the Insured of any liens which have been discharged by bonding, court deposit or any other means other than full payment.

                                                EXHIBIT I


                                      Notice-of-Assignment of Lease
                                       (On Letterhead of Borrower)


                                                     _______________, 199_


[Name and Address of Tenant]

Re:      Lease Dated:
     Lender: Union Bank of Switzerland (New York Branch), as administrative agent for itself and other lenders Address of Lender: 299 Park Avenue, New York, NY 10171-0026
         Mortgage Dated:

Dear Sir/Madam:

                  The undersigned has assigned by a mortgage or deed of trust (the "Mortgage") dated as shown above to the Lender identified above (hereinafter "Lender") all its estate, right, title and interest in, to and under the Lease between you and the undersigned dated as set forth above, as said Lease may have been heretofore modified or amended (the "Lease"), together with all right, title and interest of the undersigned as lessor thereunder, including, without limitation, the right upon the occurrence of an Event of Default (as defined in the Mortgage) to collect and receive all earnings, revenues, rents, issues, profits and income of the property subject to the Mortgage.

                  Said assignment does not impair or diminish any of our obligations to you under the provisions of the Lease, nor are any such obligations imposed upon Lender, its successors or assigns.

                  Pursuant to said assignment you are hereby notified that in the event of a demand on you by Lender or its successors and assigns for the payment to it of the rents due under the Lease, you may, and are hereby authorized and directed to, pay said rent to Lender and we hereby agree that the receipt by you of such a demand shall be conclusive evidence of Lender's right to the receipt thereof and that the payment of the rents by you to Lender pursuant to such demand shall constitute performance in full of your obligation under the Lease for the payment of rent to the undersigned.


-----------------------
NOTE:    To be sent in accordance with notice requirements of the Lease.

                  Kindly indicate your receipt of this letter and your agreement to the effect set forth below by signing the enclosed copy thereof and mailing it to Lender at its address identified above to the attention of its Real Estate Finance Office.

                                                     [BORROWER]


                                                     By:
                                                         Name:
                                                         Title:


                  The undersigned acknowledges receipt of the original of this letter and agrees for the benefit of Lender that it shall notify Lender of any default on the part of the landlord under the Lease which would entitle the undersigned to cancel the Lease or to abate the rent payable thereunder, and further agrees that, notwithstanding any provision of the Lease, no notice of cancellation thereof shall be effective unless Lender has received the notice aforesaid and has failed within 30 days of the date thereof to cure, or if the default cannot be cured within 30 days has failed to commence and to diligently prosecute the cure, of landlord's default which gave rise to the right to cancel.

                                                     [NAME OF TENANT]


                                                By
                                                  ------------------------,
                                                  its authorized officer

                                                EXHIBIT J

                                          Designation Agreement


                  Reference is made to that certain Revolving Credit Agreement dated as of ______________, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among First Washington Realty Limited Partnership, a ____________ limited partnership, the banks parties thereto, and Union Bank of Switzerland (New York Branch), as administrative agent for said banks. Terms defined in the Loan Agreement not otherwise defined herein are used herein with the same meaning.

     [BANK] ("Designor") and ____________,  a ____________("Designee")  agree as follows:

     1. Designor hereby designates Designee, and Designee hereby accepts such designation, to have a right to make Bid Rate Loans pursuant to Section 2.02 of the Loan Agreement. Any assignment by Designor to Designee of its rights to make a Bid Rate Loan pursuant to such Section shall be effective at the time of the funding of such Bid Rate Loan and not before such time.

                  2. Except as set forth in Section 6 below, Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

                  3. Designee (a) confirms that it has received a copy of each Loan Document, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon Administrative Agent, Designor or any other sank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) represents that it is a Designated Lender; (d) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank.

     4. Designee hereby appoints Designor as Designee's agent and attorney-in-fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Loan Agreement, to deliver and receive all communications and notices under the Loan Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Loan Agreement or other Loan Documents. Any document executed by Designor on Designee's behalf in connection with the Loan Agreement or other Loan Documents shall be binding on Designee. Borrower, Administrative Agent and each of the Banks may rely on and are beneficiaries of this Designation Agreement.

     5. Following the execution of this Designation Agreement by Designor and Designee, it will be delivered to Administrative Agent for acceptance by Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by Administrative Agent.

                  6. Designor unconditionally agrees to pay or reimburse Designee and save Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from Designee's gross negligence or willful misconduct.

     7. As of the Effective Date, Designee shall be a party to the Loan Agreement with a right to make Bid Rate Loans as a Bank pursuant to Section 2.02 of the Loan Agreement and the rights and obligations of a Bank related thereto; provided, however, that Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designee which is not otherwise required to repay obligations of such Designated Lender which are then -------- ------- due and payable. Notwithstanding the foregoing, Designor, as administrative agent for Designee, shall be and remain obligated to Borrower, Administrative Agent and the Banks for each and every of the obligations of Designee and its Designor with respect to the Loan Agreement, including, without limitation, any indemnification obligations under Section
10.05 of the Loan Agreement.

                  8. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     9. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Designor and Designee have executed and delivered this Designation Agreement as of the date first set forth above.


                                                     [DESIGNOR]


                                        By:
                                            Name:
                                            Title:

                                            [DESIGNEE]
                                            Applicable Lending Office
                                            and Address for Notices:





                                            Attention:
                                            Telephone: (___) ________
                                            Telecopy:  (___) ________

                                        ACCEPTED AS OF THE__DAY OF ____, 199_.

                                        UNION BANK OF SWITZERLAND,
                                       (New York Branch), as Administrative
                                                        Agent


                                                     By:
                                                        Name:
                                                        Title:


                                                     By:
                                                        Name:
                                                        Title:

                                                EXHIBIT K

                                              Release Prices

                               First Washington Realty Limited Partnership
                                          Secured Line of Credit



                                                Release Price




Four Mile Fork                                      7,625,000
Kenhorst                                           19,687,500
Graylyn                                             9,187,500
Takoma Park                                         9,625,000

                                            TABLE OF CONTENTS

                                                                           Page


ARTICLE I. DEFINITIONS, ETC..................................................1

   Section 1.01          Definitions 1
   Section 1.02          Accounting Terms 17
   Section 1.03          Computation of Time Periods 17
   Section 1.04          Rules of Construction 17


ARTICLE II. THE LOANS.......................................................17

   Section 2.01          Ratable Loans; Bid Rate Loans; Purpose 17
   Section 2.02          Bid Rate Loans 18
   Section 2.03          Advances Generally 22
   Section 2.04          Procedures for Advances 23
   Section 2.05          Interest Periods: Renewals 23
   Section 2.06          Interest 24
   Section 2.07          Fees 24
   Section 2.08          Notes 24
   Section 2.09          Prepayments 25
   Section 2.10          Method of Payment 25
   Section 2.11          Elections, Conversions or Continuation of Loans 26
   Section 2.12          Minimum Amounts 26
   Section 2.13 Certain Notices Regarding Elections, Conversions and Continuations of Loans 26
   Section 2.14          Late Payment Premium 27
   Section 2.15          Terminations of Commitments 27
   Section 2.16          Letters of Credit 28
   Section 2.17          Releases 29


ARTICLE III. YIELD PROTECTION; ILLEGALITY; ETC...............................29

   Section 3.01          Additional Costs 29
   Section 3.02          Limitation on Types of Loans 30
   Section 3.03          Illegality 31
   Section 3.04          Treatment of Affected Loans 31
   Section 3.05          Certain Compensation 32
   Section 3.06          Capital Adequacy 32
   Section 3.07          Substitution of Banks 33
   Section 3.08          "Bank" to Include Participants 34


ARTICLE IV. CONDITIONS PRECEDENT.............................................34

   Section 4.01          Conditions Precedent to the Loans 34
   Section 4.02          Conditions Precedent to Advances After the Initial
                         Advance 39
   Section 4.03          Deemed Representations 40


ARTICLE V. REPRESENTATIONS AND WARRANTIES....................................40

   Section 5.01          Existence 40
   Section 5.02          Corporate/Partnership Powers 40
   Section 5.03          Power of Officers 40
   Section 5.04          Power and Authority; No Conflicts; Compliance With
                         Laws 40
   Section 5.05          Legally Enforceable Agreements 41
   Section 5.06          Litigation 41
   Section 5.07          Good Title to Properties 41
   Section 5.08          Taxes 41
   Section 5.09          ERISA 42
   Section 5.10          No Default on Outstanding Judgments or Orders 42
   Section 5.11          No Defaults on Other Agreements 42
   Section 5.12          Government Regulation 42
   Section 5.13          Environmental Protection 42
   Section 5.14          Solvency 43
   Section 5.15          Financial Statements 43
   Section 5.16          Valid Existence of Affiliates 43
   Section 5.17          Insurance 43
   Section 5.18          Separate Tax and Zoning Lot 44
   Section 5.19          Zoning and other Laws; Covenants and Restrictions 44
   Section 5.20          Utilities Available 44
   Section 5.21          Creation of Liens 44
   Section 5.22          Roads 44
   Section 5.23          REA and Leases 44
   Section 5.24          Accuracy of Information; Full Disclosure 44


ARTICLE VI. AFFIRMATIVE COVENANTS............................................45

   Section 6.01          Maintenance of Existence 45
   Section 6.02          Maintenance of Records 45
   Section 6.03          Maintenance of Insurance 45
   Section 6.04          Compliance with Laws; Payment of Taxes 45
   Section 6.05          Right of Inspection 45
   Section 6.06          Compliance With Environmental Laws 45
   Section 6.07          Payment of Costs 45
   Section 6.08          Maintenance of Properties 46
   Section 6.09          Reporting and Miscellaneous Document Requirements 46
   Section 6.10          Indemnification re: Brokers 49
   Section 6.11          REA; Leases 49
   Section 6.12          Compliance with Covenants,
                         Restrictions and Easements 49
   Section 6.13          Maintenance, Management, Service and Leasing
                         Contracts 49
   Section 6.14          Mandatory Principal Payments 49
   Section 6.15          Prepayment Event 50


ARTICLE VII. NEGATIVE COVENANTS..............................................50

   Section 7.01          Mergers Etc 50
   Section 7.02          Investments 50
   Section 7.03          Sale of Assets 50
   Section 7.04          Management and Leasing of Properties 51


ARTICLE VIII. FINANCIAL COVENANTS............................................51

   Section 8.01          Equity Value 51
   Section 8.02          Leverage Ratio 51
   Section 8.03          Relationship of Combined EBITDA to Interest Expense 51


ARTICLE IX. EVENTS OF DEFAULT................................................51

   Section 9.01          Events of Default 51
   Section 9.02          Remedies 54


ARTICLE X. ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS.......................54

   Section 10.01         Appointment, Powers and Immunities of Administrative
                         Agent 54
   Section 10.02         Reliance by Administrative Agent 55
   Section 10.03         Defaults 55
   Section 10.04         Rights of Administrative Agent as a Bank 55
   Section 10.05 Sharing of Costs by Banks; Indemnification of Administrative Agent 55
   Section 10.06         Non-Reliance on Administrative Agent and Other Banks 56
   Section 10.07         Failure of Administrative Agent to Act 57
   Section 10.08         Resignation or Removal of Administrative Agent 57
   Section 10.09         Amendments Concerning Agency Function 57
   Section 10.10         Liability of Administrative Agent 57
   Section 10.11         Transfer of Agency Function 57
   Section 10.12         Non-Receipt of Funds by Administrative Agent 58
   Section 10.13         Withholding Taxes 58
   Section 10.14         Minimum Commitment by UBS 58
   Section 10.15         Pro Rata Treatment 59
   Section 10.16         Sharing of Payments Among Banks 59
   Section 10.17         Possession of Documents 59


ARTICLE XI. NATURE OF OBLIGATIONS............................................59

   Section 11.01         Absolute and Unconditional Obligations 59
   Section 11.02         Recourse 60


ARTICLE XII. MISCELLANEOUS...................................................60

   Section 12.01         Binding Effect of Request for Advance 60
   Section 12.02         Amendments and Waivers 60
   Section 12.03         Usury 61
   Section 12.04         Expenses; Indemnification 61
   Section 12.05         Assignment; Participation 62
   Section 12.06         Documentation Satisfactory 63
   Section 12.07         Notices 63
   Section 12.08         Setoff 64
   Section 12.09         Table of Contents: Headings 64
   Section 12.10         Severability 64
   Section 12.11         Counterparts 64
   Section 12.12         Integration 64
   Section 12.13         Governing Law 64
   Section 12.14         Waivers 64
   Section 12.15         Jurisdiction; Immunities 65
   Section 12.16         Designated Lender 66
   Section 12.17         No Bankruptcy Proceedings 67







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EXHIBIT A           -   Authorization Letter

EXHIBIT B           -   Ratable Loan Note

EXHIBIT C           -   Bid Rate Loan Note

EXHIBIT D           -   Solvency Certificate

EXHIBIT E           -   Assignment and Assumption Agreement

EXHIBIT F           -   List of Material Affiliates

EXHIBIT G-1         -   Bid Rate Quote Request

EXHIBIT G-2         -   Invitation for Bid Rate Quotes

EXHIBIT G-3         -   Bid Rate Quote

EXHIBIT G-4         -   Borrower's Acceptance of Bid Rate Quote

EXHIBIT H           -   Pending Disbursements Clause

EXHIBIT I           -   Notice of Assignment of Lease

EXHIBIT J           -   Designation Agreement

EXHIBIT K           -   Release Prices


                                                   ii


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